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Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-152311 and 333-168644

        PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 24, 2008

25,000,000 Shares

Common Stock

        We are offering 25,000,000 shares of our common stock.

        Our common stock is listed on the NYSE Amex LLC under the symbol "KOG." The last reported sale price of our common stock on the NYSE Amex on August 12, 2010 was $2.88 per share.

        The underwriters have an option to purchase a maximum of 3,750,000 additional shares to cover over-allotments of shares.

        Investing in our common stock involves risks. Please read "Risk Factors" beginning on page S-7 of this prospectus supplement and "Risk Factors" beginning on page 5 of the accompanying prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Kodiak Oil & Gas Corp.
Per Share	$2.75	$0.1375	$2.6125
Total	$68,750,000	$3,437,500	$65,312,500

        Delivery of the shares of common stock will be made on or about August 18, 2010.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	KeyBanc Capital Markets	Wells Fargo Securities

Johnson Rice & Company L.L.C.	Stifel Nicolaus Weisel

The date of this prospectus supplement is August 12, 2010.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and accompanying prospectus are part of a "shelf" registration statement on Form S-3, registration statement number 333-152311, that we filed with the Securities and Exchange Commission, or the SEC, on July 14, 2008 and that was declared effective on July 24, 2008 and our registration statement on Form S-3MEF, that we filed to register an additional amount of securities pursuant to Rule 462(b) of the Securities Act of 1933, as amended, or the Securities Act, which we filed on August 9, 2010. Under the shelf registration process, we may offer from time to time common stock or senior and subordinated debt. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and of the accompanying prospectus entitled "Incorporation of Information by Reference."

        Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

        As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus supplement and the accompanying prospectus incorporates by reference important information that is not contained in this prospectus supplement or the accompanying prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC's website, www.sec.gov, or at the SEC's offices described below under the heading "Where You Can Find More Information."

        Our functional currency is the United States dollar. All references to "dollars" or "$" in this prospectus supplement refer to United States or U.S. dollars unless specific reference is made to Canadian or CDN dollars.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information discussed in this prospectus supplement, the accompanying prospectus, our filings with the SEC and our public releases include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

  •
  future capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

  •
  a decline in oil or natural gas production or oil or natural gas prices and the impact of general economic conditions on the demand for oil and natural gas and the availability of capital;

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  constraints imposed on our business and operations by our credit facility and our ability to generate sufficient cash flows to repay our debt obligations;

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  termination fees related to drilling rig contracts;

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  unsuccessful drilling activities;

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  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

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  financial losses and reduced earnings related to our commodity derivative agreements, and failure to produce enough oil to satisfy our commodity derivative agreements;

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  historical incurrence of losses;

  •
  adverse variations from estimates of reserves, production, production prices and expenditure requirements, and our inability to replace our reserves through exploration and development activities;

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  hazardous, risky drilling operations and adverse weather and environmental conditions;

  •
  limited control over non-operated properties, and reliance on third-party service providers over whom we have limited control;

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  reliance on a limited number of customers and creditworthiness of our customers;

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  title defects to our properties and inability to retain our leases;

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  incorrect estimates of our proved reserves, and the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped operated and non-operated acreage positions;

  •
  our ability to successfully develop our large inventory of undeveloped operated and non-operated acreage;

S-iii

  •
  interest rates and possible reductions in our credit rating;

  •
  our ability to retain key members of our senior management and key technical employees, and conflicts of interests with respect to our directors;

  •
  availability of pipeline capacity and other means of transporting crude oil and natural gas production;

  •
  impact of market conditions and operational impediments and environmental and other governmental and tribal regulations, including delays in obtaining permits;

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  incorrect estimates of required capital expenditures;

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  failure to obtain sufficient capital resources to fund our operations;

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  management's ability to execute our plans to meet our goals;

  •
  our ability to obtain goods and services, such as drilling rigs and tubulars, to execute our drilling program; and

  •
  effects of competition.

        Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our filings with the SEC that are incorporated by reference herein and in the section entitled "Risk Factors" included elsewhere in this prospectus supplement. For additional information regarding risks and uncertainties, please read our filings with the SEC under the Exchange Act and the Securities Act, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Because this is only a summary, it does not contain all the information that may be important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed annual report on Form 10-K for the year ended December 31, 2009 and quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, together with the additional information described in this prospectus supplement under the headings "Where You Can Find More Information" and "Incorporation of Information by Reference." You should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement. In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, the terms "Kodiak Oil & Gas," "Kodiak," "the Company," "we," "us" and "our" refer to Kodiak Oil & Gas Corp. and its consolidated subsidiary. Unless otherwise indicated, the information in this prospectus supplement assumes the underwriters do not exercise the over-allotment option.

 OUR COMPANY

        Kodiak Oil & Gas Corp. is an independent energy company focused on the exploration, exploitation, acquisition and production of crude oil and natural gas in the United States. Our corporate strategy is to internally identify prospects, acquire lands encompassing those prospects and evaluate those prospects using subsurface geology and geophysical data and exploratory drilling. Using this strategy, we have developed an oil and natural gas portfolio of proved reserves, as well as development and exploratory drilling opportunities on high potential conventional and non-conventional oil and natural gas prospects.

        Our oil and natural gas reserves and operations are concentrated in two Rocky Mountain basins, the Williston Basin of North Dakota and Montana and the Green River Basin of Wyoming and Colorado. The most significant prospects in our portfolio are our assets in the Williston Basin of North Dakota and Montana that are prospective for oil from the Bakken and Red River formations. The principal target of drilling in this area is the Bakken Shale hydrocarbon system highlighted by production from the Middle Bakken member, located between two Bakken shales that serve as the source rock, and the Three Forks member, positioned immediately below the Lower Bakken Shale.

        As of July 31, 2010, we owned an interest in approximately 88,500 gross (55,400 net) acres in the Williston Basin in North Dakota and Montana and approximately 60,000 gross (25,400 net) acres in the Green River Basin in Wyoming and Colorado. Since November 2008 through the date of this filing, we have drilled 21 and completed 14 wells in the Williston Basin. We anticipate completion of 10 additional wells during the remainder of 2010, each of which we will operate.

        We are a Canadian corporation that is subsisting under the Business Corporation Act (Yukon Territory). Our principal executive office is located at 1625 Broadway, Suite 250, Denver, Colorado 80202, and our telephone number is (303) 592-8075. Information contained on our website, www.kodiakog.com, is not part of this prospectus supplement or the accompanying prospectus.

BUSINESS STRATEGY

        Our business strategy is to create value for our stockholders by growing reserves, production volumes and cash flow utilizing advanced development, drilling and completion technologies to systematically explore for, develop and produce oil and natural gas reserves. Key elements of our business strategy include:

        Focus on Aggressively Developing our Williston Basin Leasehold Position.    We intend to aggressively drill and develop our acreage position in the Williston Basin in order to maximize the value of our resource potential. We therefore intend to concentrate the majority of our capital expenditures in the Williston Basin, where we believe that our approximately 55,400 net acres, our experience in the application of advanced drilling and completion techniques and access to drilling rigs provide us with a competitive advantage in developing the Bakken, Three Forks and Red River formations.

        Leverage our Experience in the Williston Basin.    We have developed expertise in drilling and completion technologies, including directional drilling, horizontal drilling and multi-stage isolated fracture stimulations. Our drilling and completion techniques in the Williston Basin have evolved from drilling and completing long single and multi-lateral wells with single large uncontrolled hydraulic fracture stimulations in late 2006 to drilling long lateral wells with 15 isolated hydraulic fracture stimulation stages beginning in the first quarter 2009. Most recently, we have drilled and are completing long lateral wells with up to 24 isolated fracture stimulation stages. We will continue to refine our drilling and completion techniques, as well as monitor the results of other operators, in an effort to enhance well performance and the associated estimated ultimate recoveries and rates of return. We expect our drilling and completion techniques to continue to evolve and believe that such evolution has the potential to significantly enhance our initial production rates, ultimate recovery factors and rate of return on invested capital.

        Retain Operational Control.    In our principal development targets, we typically seek to maintain operational control of our development and drilling activities. As operator, we retain more control over the timing, selection and process of drilling prospects, and completion design, which enhances our ability to maximize our return on invested capital and gives us greater control over the timing, allocation and amounts of our capital expenditures. Retaining operational control also gives us the ability to control the financing, construction and operation of infrastructure related to our production operations.

        Evaluate and Pursue Strategic Acquisitions in the Williston Basin.    In the near term, we intend to evaluate and potentially acquire additional acreage and producing assets in the Williston Basin in areas near our existing acreage. By focusing on the Williston Basin, we intend to maximize the efficiency of our drilling and exploration activities, and further leverage our knowledge and experience, in the Williston Basin. Such focus provides us with the opportunity to capture economies of scale, including the ability to drill multiple wells from a single drilling pad, thereby reducing the time and cost of rig mobilization.

2010 Capital Budget and Recent Developments

        We have revised our original 2010 capital expenditure budget to a total of $75 million, primarily due to the addition of leased acreage in strategic areas and the finalization of a pipeline infrastructure contract requiring capital to connect our wells. In the Williston Basin, we allocated $58 million to the drilling of 20 gross (9.3 net) wells and the completion of 17 gross (9.2 net) wells and approximately $4 million to planned capital expenditures for costs associated with our pipeline infrastructure and water intake facility. As we have continued to explore opportunities to expand our acreage position, we have identified acreage that meets our strategic objectives. In the first six months of 2010, we spent approximately $10 million to lease acreage in strategic areas, and we have increased our capital expenditure budget for acreage acquisition to approximately $13 million to include these acquisitions.

        Factors that could cause us to further increase our level of activity and capital expenditure budget include a reduction in service and material costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds our forecasts, all of which would positively impact our operating cash flow. Factors that would cause us to reduce our capital budget include, but are not limited to, increases in service and materials costs, reductions in commodity prices or underperformance of wells relative to our forecasts, all of which would negatively impact our operating cash flow.

        During the second quarter of 2010, the Company entered into a contract for the use of an additional drilling rig. We originally anticipated placing this third rig into operation in the fourth quarter of 2010; however, we recently entered into an agreement with a third party operator, pursuant to which the operator will utilize the rig through the first six months of the underlying drilling rig contract. The rig contract entails a one-year drilling commitment or specific termination fees if the contract is terminated prior to delivery of the rig. The contract may also be extended by mutual consent. The estimated termination fee for this third rig is $3.8 million as of June 30, 2010. Having the rig become available later in 2011 provides the Company alternatives that defer the decisions as to the timing of adding a third rig.

        As part of our growth strategy, we continuously seek out and evaluate opportunities to acquire additional acreage and producing assets in our core operating areas, primarily in the Williston Basin. Through July 31, 2010, we entered into three transactions pursuant to which we acquired a total of approximately 11,000 gross (7,500 net) acres in areas near our existing acreage for a total consideration of approximately $11.1 million. We have also been evaluating several properties in the Williston Basin, including some large properties that could be as large as Kodiak's current interests in the Williston Basin. We have engaged in preliminary discussions with certain of the sellers, including possible transaction structures, but, to-date, those discussions have not resulted in an agreement to acquire any additional acreage. We do not have an option or other right to acquire any of these properties, and we understand some of the sellers have retained financial advisors to assist with potential sales. We intend to continue to evaluate these potential transactions and properties but there is no assurance that any portion of these properties will become available to us on terms that are acceptable to us. The purchase price for certain of the larger properties would likely be funded through issuance of our common stock, incurrence of additional debt, a joint venture arrangement or some combination thereof, the majority of which, in the case of a larger acquisition, would be in the form of either common stock or a joint venture arrangement. There can be no assurance, however, that we will be successful in acquiring one or more of these properties, or any portion thereof, or in securing the financing acceptable to us and our shareholders for such purchases or that our exploration and development of the properties would be commercially successful. While our discussions regarding these properties have been preliminary, the purchase price for some of the larger properties could significantly exceed our current capital resources, and the properties acquired, together with the necessary financing, could have a material impact on our business, financial condition and results of operations. See "We may be subject to risks in connection with acquisitions and the integration of significant acquisitions may be difficult." under "Risk Factors" for a discussion of some of the risks related to completing and financing a significant acquisition.

 THE OFFERING

Issuer	Kodiak Oil & Gas Corp.
Common stock offered	25,000,000 shares.
Underwriters' option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to an additional 3,750,000 shares of our common stock.
Common stock to be outstanding after this offering(1)	144,604,910 shares.
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $64.3 million after payment of underwriting discounts, commissions and our estimated offering expenses. We intend to use the net proceeds of this offering for our working capital needs, funding capital expenditures for drilling and development on our operated and non-operated properties, which are principally in the Bakken play in North Dakota, and financing the potential acquisition of oil and gas properties in certain core areas, such as the Bakken play. See "Use of Proceeds."

NYSE Amex Symbol	KOG.
Risk factors

You should carefully consider the information set forth in the section of this prospectus supplement titled "Risk Factors" and the section of the accompanying prospectus titled "Risk Factors" as well as the other information included in or incorporated by reference in this prospectus supplement and accompanying prospectus before deciding whether to invest in our common stock.

(1)
Based on shares of common stock outstanding as of August 12, 2010. This figure excludes 7,314,917 shares of common stock reserved for issuance pursuant to outstanding stock options as of August 12, 2010, which are exercisable at a weighted average exercise price of $2.73 per share.

 SUMMARY HISTORICAL FINANCIAL DATA

        This section presents our summary consolidated financial data and should be read in conjunction with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in "Item 8. Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Additionally, the summary financial data for the six months ended June 30, 2010 should be read in conjunction with our interim financial statements and related notes included in "Item 1. Financial Statements" and with "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The selected consolidated financial data in this section is not intended to replace our consolidated financial statements.

        We derived the statement of operations data and statement of cash flows data for the years ended December 31, 2009, 2008 and 2007 and the six months ended June 30, 2010, and balance sheet data as of December 31, 2009 and 2008 and as of June 30, 2010 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and from our unaudited interim financial statements included in our Quarterly Report on From 10-Q for the quarter ended June 30, 2010.

        The following table provides a summary of our historical income statement data:

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2009	2008	2007	2010	2009
Income Statement Data:
Revenues:
Gas production	$625,360	$1,371,822	$1,053,331	$432,095	$411,803
Oil production	10,651,698	5,396,781	6,764,017	11,409,501	2,356,066
Unrealized gain (loss) on risk management activities	—	—	—	47,487	—
Interest & other	60,651	196,187	1,503,029	16,158	36,520

Total revenue	$11,337,709	$6,964,790	$9,320,377	$11,905,241	$2,804,389
Cost and expenses, excluding impairment
Oil and gas production	$2,220,382	$3,578,580	$1,757,717	$2,729,695	$492,203
Depletion, depreciation, amortization and accretion	3,158,433	4,172,077	5,206,631	2,850,556	887,794
General and administrative	8,522,192	8,212,197	6,541,919	4,708,404	3,590,153

Total costs and expenses	$13,901,007	$15,962,854	$13,506,267	$10,288,655	$4,970,150
Asset impairment	—	47,500,000	34,000,000	—	—
Net income (loss)	(2,563,298)	(56,498,064)	(38,185,890)	1,601,897	(2,165,761)
Basic weighted-average common shares outstanding	103,688,733	90,739,316	87,742,996	119,137,589	97,696,724
Diluted weighted-average common shares outstanding	103,688,733	90,739,316	87,742,996	120,603,115	97,696,724
Basic and diluted net income (loss) per common share	$(0.02)	(0.62)	$(0.44)	$0.01	$(0.02)

        The following table provides a summary of our historical balance sheet data:

	As of December 31,		For the Six Months Ended June 30,
	2009	2008	2010	2009
Balance Sheet Data:
Cash and cash equivalents	$24,885,546	$7,581,265	$4,380,344	$3,821,907
Total current assets	37,005,416	20,654,933	22,948,988	15,915,402
Net oil and gas properties	42,236,077	17,842,773	66,537,522	29,747,016
Other long-term assets	441,531	518,773	797,058	220,371
Total assets	79,683,024	39,016,479	90,283,568	45,882,789
Long-term debt	0	0	5,000,000	0
Current liabilities	8,694,432	5,231,075	10,215,864	5,607,044
Stockholders' equity	69,928,382	32,998,224	73,688,757	39,299,719

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement. See "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus supplement.

Risks Related to This Offering

Purchasers in this offering will experience immediate dilution.

        If you purchase shares of our common stock in this offering, you will pay more for your shares than the per share book value as of June 30, 2010. As a result, the value of your investment based on the net tangible book value per share of our common stock will be less than what it would have been had you and all of the existing stockholders paid the same amount per share of common stock as you will pay in this offering. The net tangible book value dilution to new investors in this offering is $1.80 per share at the public offering price of $2.75 per share. The exercise of outstanding options into common stock may result in further dilution to your investment in our common stock. See "Dilution" for a more complete description of how the value of your investment in our common stock will be diluted upon completion of this offering.

Risks Related to the Company

Our current working capital, together with cash generated from anticipated production, will not be sufficient to support all our planned exploration and development opportunities.

        Our current working capital, together with cash generated from anticipated production, is only expected to be sufficient to support our currently anticipated exploration and development opportunities through 2010. If we realize lower than expected cash from production, either due to lower than anticipated production levels or a decline in commodity prices from recent levels, we would need to curtail our planned exploration and development activities or seek alternative sources of capital, including by means of entering into joint ventures with other exploration and production companies, sales of interests in certain of our properties or by undertaking additional financing activities (including through the issuance of equity or the incurrence of debt). We may not be able to access the capital markets or otherwise secure such additional financing on reasonable terms or at all, and financing may not continue to be available to us under our existing or new financing arrangements. If additional capital resources are unavailable, we may curtail our drilling, development and other activities or be forced to sell some of our assets on an untimely or unfavorable basis. Any such curtailment or sale could have a material adverse effect on our business, financial condition and results of operation.

Part of our strategy involves drilling in existing or emerging shale plays using some of the latest available horizontal drilling and completion techniques. The results of our planned exploratory and development drilling in these plays are subject to drilling and completion technique risks and drilling results may not meet our expectations for reserves or production. As a result, we may incur material write-downs and the value of our undeveloped acreage could decline if drilling results are unsuccessful.

        Operations in the Bakken and the Three Forks formations involve utilizing the latest drilling and completion techniques as developed by ourselves and our service providers in order to maximize cumulative recoveries and therefore generate the highest possible returns. Risks that we face while drilling include, but are not limited to, landing our well bore in the desired drilling zone, staying in the desired drilling zone while drilling horizontally through the formation, running our casing the entire length of the well bore and being able to run tools and other equipment consistently through the horizontal well bore. Risks that we face while completing our wells include, but are not limited to, being able to fracture stimulate the planned number of stages, being able to run tools the entire length of the well bore during completion operations and successfully cleaning out the well bore after completion of the final fracture stimulation stage.

        Our experience with horizontal drilling utilizing the latest drilling and completion techniques specifically in the Bakken and Three Forks formations is limited. Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems and limited takeaway capacity or otherwise, and/or natural gas and oil prices decline, the return on our investment in these areas may not be as attractive as we anticipate and we could incur material write-downs of unevaluated properties and the value of our undeveloped acreage could decline in the future.

Substantially all of our producing properties and operations are located in the Williston Basin region, making us vulnerable to risks associated with operating in one major geographic area.

        As of December 31, 2009, approximately 96% of our proved reserves and approximately 67% of our production were located in the Williston Basin in northeastern Montana and northwestern North Dakota. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of transportation of oil or natural gas produced from the wells in this area. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas such as the Williston Basin, which may cause these conditions to occur with greater frequency or magnify the effect of these conditions. Due to the concentrated nature of our portfolio of properties, a number of our properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

The ongoing financial uncertainty in the U. S. and globally could negatively impact the prices for oil and natural gas, limit access to the credit and equity markets and increase the cost of capital, and may have other negative consequences that we cannot predict.

        The ongoing financial uncertainty in the U.S. and globally could create financial challenges if conditions do not improve. Our internally generated cash flow and cash on hand historically have not been sufficient to fund our expenditures, and we have relied on the capital markets and sales of non-core assets to provide us with additional capital. Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise capital. If our cash flow from operations is less than anticipated and our access to capital is restricted, we may be required to reduce our operating and capital budget, which could have a material adverse effect on our results and future operations. Ongoing uncertainty may also reduce the values we are able to realize in asset sales or other transactions we may engage in to raise capital, thus making these transactions more difficult to consummate and less economic. Additionally, demand for oil and natural gas may deteriorate and result in lower prices for oil and natural gas, which could have a negative impact on our revenues. Lower prices could also adversely affect the collectability of our trade receivables and cause our commodity hedging arrangements to be ineffective if our counterparties are unable to perform their obligations.

Certain covenants under our credit facility could limit our flexibility and prevent us from taking certain actions. In addition, there can be no assurance that we will be able to generate sufficient cash flows to repay our debt obligations under our credit facility. The occurrence of any of the foregoing could adversely affect our business, results of operations and financial condition.

        Our new credit facility contains a number of affirmative, negative, and financial covenants that limit our ability to take certain actions and require us to comply with specified financial ratios and other performance covenants. Such provisions may affect our ability to obtain future financing and pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. No assurance can be provided that we will not violate the covenants of our secured credit facility in the future. If we are unable to comply with applicable covenants in the future, our lender could pursue its contractual remedies under the credit facility, including requiring the immediate repayment in full of all amounts outstanding and foreclosing on the oil and gas properties mortgaged to our lender. Additionally, we cannot be certain that, if the lender demands immediate repayment of any amounts outstanding, we would be able to secure adequate or timely replacement financing on acceptable terms or at all.

Availability under our credit facility is based on a borrowing base which is subject to redetermination by our lenders. If our borrowing base is reduced, we may be required to repay amounts outstanding under our credit facility.

        Our ability to make payments due under our credit facility will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. In addition, our borrowing base is subject to semi-annual redetermination by our lender based on its valuation of our proved reserves and the lender's internal criteria. In the event the amount outstanding under our credit facility at any time exceeds the borrowing base at such time, we may be required to repay a portion of our outstanding borrowings on an accelerated basis. If we do not have sufficient funds on hand for repayment in such event, or to service our debt obligations generally, we may be required to seek a waiver or amendment from our lenders, refinance our credit facility, sell assets or sell additional shares of securities. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. In addition, our credit agreement may limit our ability to take certain of such actions. Failure to make the required repayment could result in a default under our credit facility. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully, or to comply with the covenants under our credit facility mentioned above, could materially adversely affect our business, results of operations and financial condition.

We may incur termination fees related to our drilling rig contracts, which could impair our working capital and have a material adverse effect on our business, operations and liquidity.

        We have three contracts currently in place for the use of drilling rigs. As of June 30, 2010, the estimated termination fees are approximately $1.8 million for the first rig contract that expires in September 2010, approximately $4.8 million for the second rig contract that expires in March 2012 and approximately $3.8 million for the third rig contract that expires in October 2011. If we incur any of these fees as a result of terminating one or more of the drilling rig contracts, our working capital could be impaired. Such event could accelerate the need we may have for additional capital funding and may adversely affect our ability to comply with our credit facility covenants and/or result in a decrease in our borrowing base, which could result in the acceleration of our debt repayment obligations. Any of such events could have a material adverse effect on our business, operations and liquidity.

We may not be able to successfully drill wells that produce oil or natural gas in commercially viable quantities.

        We cannot assure you that each well we drill will produce commercial quantities of oil and natural gas. The total cost of drilling, completing and operating a well is uncertain before drilling commences. Overruns in budgeted expenditures are a common risk that can make a particular project uneconomical. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling each well whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. Our use of seismic data is subject to interpretation and may not accurately identify the presence of natural gas and oil. Further, many factors may curtail, delay or cancel drilling, including the following:

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  delays and restrictions imposed by or resulting from compliance with regulatory requirements;

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  pressure or irregularities in geological formations;

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  shortages of or delays in obtaining equipment and qualified personnel;

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  equipment failures or accidents;

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  adverse weather conditions;

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  reductions in oil and natural gas prices;

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  land title problems; and

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  limitations in the market for oil and natural gas.

        Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties. The occurrence of any of these events could negatively affect our ability to successfully drill wells that produce oil or natural gas in commercially viable quantities.

Our commodity derivative arrangements could result in financial losses or could reduce our earnings.

        From time to time, we enter into financial hedge arrangements (commodity derivative agreements) in order to manage our commodity price risk and to provide a more predictable cash flow from operations. We do not intend to designate our derivative instruments as hedges for accounting purposes. The fair value of our derivative instruments will be marked to market at the end of each quarter and the resulting unrealized gains or losses due to changes in the fair value of our derivative instruments will be recognized in current earnings. Accordingly, our earnings may fluctuate significantly as a result of changes in fair value of our derivative instruments.

        Our actual future production may be significantly higher or lower than we estimate at the time we enter into derivative contracts for such period. If the actual amount of production is higher than we estimated, we will have greater commodity price exposure than we intended. If the actual amount of production is lower than the notional amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale of the underlying physical commodity, resulting in a substantial diminution of our liquidity. As a result of these factors, our hedging activities may not be as effective as we intend in reducing the volatility of our cash flows.

        Derivative instruments also expose us to the risk of financial loss in some circumstances, including when:

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  production is less than the volume covered by the derivative instruments;

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  the counter-party to the derivative instrument defaults on its contract obligations;

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  there is an increase in the differential between the underlying price in the derivative instrument and actual prices received; or

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  the steps we take to monitor our derivative financial instruments do not detect and prevent transactions that are inconsistent with the Company's risk management strategies.

        In addition, depending on the type of derivative arrangements we enter, the agreements could limit the benefit we would receive from increases in oil prices. We cannot assure you that the hedging transactions we have entered into, or will enter into, will adequately protect us from fluctuations in oil prices.

We intend to continue to place hedges on future production and if we encounter difficulties meeting that production, we may not realize the originally anticipated cash flows.

        To the extent that our oil production is less than the production required under our commodity derivative contracts, our cash flow may be adversely affected if energy prices rise above the prices for the forward-looking sales. In this case, we would be required to make payments to the purchaser of the forward-looking sale equal to the difference between the current commodity price and that in the sales contract multiplied by the physical volume of the shortfall. There is the risk that production estimates could be inaccurate or that unanticipated problems could cause the production to be less than the amount anticipated, causing us to make payments to the purchasers pursuant to the terms of the commodity derivative contracts.

We have historically incurred losses and cannot assure investors as to future profitability.

        We have historically incurred losses from operations during our history in the oil and natural gas business. As of June 30, 2010, we had a cumulative deficit of $104 million. While we have developed some of our properties, many of our properties are in the exploration stage, and to date we have established a limited volume of proved reserves on our properties. Our ability to be profitable in the future will depend on successfully implementing our acquisition, exploration, development and production activities, all of which are subject to many risks beyond our control. We cannot assure you that we will successfully implement our business plan or that we will achieve commercial profitability in the future. Even if we become profitable on an annual basis, we cannot assure you that our profitability will be sustainable or increase on a periodic basis. In addition, should we be unable to continue as a going concern, realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different from those in the financial statements included in our most recently filed annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on Form 10-Q for the quarter ended June 30, 2010.

The actual quantities and present value of our proved reserves may be lower than we have estimated. In addition, the present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

        Our most recently filed annual report on Form 10-K contains estimates of our proved oil and natural gas reserves and the estimated future net revenues from these reserves. The December 31, 2009 reserve estimate was prepared by Netherland Sewell & Associates, Inc. The process of estimating oil and natural gas reserves is complex and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Accordingly, these estimates are inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development and operating expenses, and quantities of recoverable oil and natural gas reserves most likely will vary from these estimates and vary over time. Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, results of secondary and tertiary recovery applications, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

        You should not assume that the present value of future net revenues referred to in our annual report on Form 10-K is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on the un-weighted average of the closing prices during the first day of each of the twelve months preceding the end of the fiscal year. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any change in consumption by oil or natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of our oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor nor does it reflect discount factors used in the market place for the purchase and sale of oil and natural gas.

Our reserves and production will decline, and unless we replace our oil and natural gas reserves, our business, financial condition and results of operations will be adversely affected.

        Producing oil and natural gas reserves ultimately results in declining production that will vary depending on reservoir characteristics and other factors. Thus, our future oil and natural gas production and resulting cash flow and earnings are directly dependent upon our success in developing our current reserves and finding additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

Our business involves numerous operating hazards and exposure to significant weather and climate risks. We have not insured and cannot fully insure against all risks related to our operations, which could result in substantial claims for which we are underinsured or uninsured.

        We have not insured and cannot fully insure against all risks and have not attempted to insure fully against risks where coverage is prohibitively expensive. Our exploration, drilling and other activities are subject to risks such as:

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  adverse weather conditions, natural disasters and other environmental disturbances;

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  fires and explosions;

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  environmental hazards, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

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  abnormally pressured formations;

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  mechanical failures of drilling equipment;

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  personal injuries and death, including insufficient worker compensation coverage for third-party contractors who provide drilling services; and

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  acts of terrorism.

        In particular, our operations in North Dakota, Montana and Wyoming are conducted in areas subject to extreme weather conditions and often in difficult terrain. Primarily in the winter and spring, our operations are often curtailed because of cold, snow and wet conditions. Unusually severe weather could further curtail these operations, including drilling of new wells or production from existing wells, and depending on the severity of the weather, could have a material adverse effect on our business, financial condition and results of operations. In addition, weather conditions and other events could temporarily impair our ability to transport our oil and natural gas production.

        We do not carry business interruption insurance coverage. Losses and liabilities arising from uninsured and underinsured events, which could arise from even one catastrophic accident, could materially and adversely affect our business, results of operations and financial condition.

We have limited control over activities in properties we do not operate, which could reduce our production and revenues, affect the timing and amounts of capital requirements and potentially result in a dilution of our respective ownership interest in the event we are unable to make any required capital contributions.

        We do not operate all of the properties in which we have an interest. As a result, we may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. For all of the properties that are operated by others, we are dependent on their decision-making with respect to day-to-day operations over which we have little control. The failure of an operator of wells in which we have an interest to adequately perform operations, or an operator's breach of applicable agreements, could reduce production and revenues we receive from that well. The success and timing of our drilling and development activities on properties operated by others depend upon a number of factors outside of our control, including:

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  timing and amount of capital expenditures;

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  expertise and financial resources; and

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  inclusion of other participants.

        In particular, we are party to a joint venture agreement with a third party that relates to the development of certain of our properties in Dunn County, North Dakota. Pursuant to this agreement, we are required to pay 50% of the drilling expenses attributable to our joint venture's proportionate interest incurred in the area of mutual interest. In 2010, we allocated $12 million of our capital budget toward the payment of these drilling expenses. We have recently been advised by our joint venture partner that it intends to add a second drilling rig in 2011, which would require us to make significantly higher capital contributions to satisfy our proportionate share of the exploration costs. If such capital contributions are required, we may not be able to obtain the financing necessary to satisfy our obligations or we may have to reallocate our anticipated capital expenditure budget. In the event that we do not participate in future capital contributions with respect to this joint venture agreement or any other agreements relating to properties we do not operate, our respective ownership interest could be diluted.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

        We use independent contractors to provide us with technical assistance and services. We rely upon the owners and operators of rigs and drilling equipment, and upon providers of field services, to drill and develop our prospects to production. In addition, we rely upon the services of other third parties to explore or analyze our prospects to determine a method in which the prospects may be developed in a cost-effective manner. Our limited control over the activities and business practices of these providers, any inability on our part to maintain satisfactory commercial relationships with them or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We depend on a limited number of customers for sales of our oil. We are exposed to credit risk if one or more of our significant customers becomes insolvent and fails to pay amounts owed to us. To the extent our customers cease to be creditworthy, our revenues could decline.

        During the year ended December 31, 2009, over 55% of our oil production was sold to one customer. We also sell our production to a number of other customers, and we believe that those customers, along with other purchasers, would purchase all or substantially all of our production in the event that our major customer curtailed its purchases. It is possible that one or more of our customers will become financially distressed and default on their obligations to the Company. Furthermore, bankruptcy of one or more of our customers, or some other similar procedure, might make it difficult for us to collect all or a significant portion of amounts owed by the customers. Our inability to collect our accounts receivable could have a material adverse effect on our results of operations.

        The concentration of credit risk in a single industry affects our overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. Although we have not been directly affected, we are aware that some refiners have filed for bankruptcy protection, which has caused the affected producers to not receive payment for the production that was delivered. If economic conditions continue to deteriorate, it is likely that additional, similar situations will occur which will expose us to added risk of not being paid for oil or natural gas that we deliver. We do not obtain credit protections such as letters of credit, guarantees or prepayments from our purchasers. We are unable to predict what impact the financial difficulties of any of our purchasers may have on our future results of operations and liquidity.

Our interests are held in the form of leases that we may be unable to retain and the title to our properties may be defective.

        Our properties are held under leases and working interests in leases. Generally, the leases we are a party to provide for a fixed term, but contain a provision that allows us to extend the term of the lease so long as we are producing oil or natural gas in quantities to meet the required payments under the lease. If we or the holder of a lease fails to meet the specific requirements of the lease regarding delay rental payments, continuous production or development, or similar terms, portions of the lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or the working interests relating to leases may reduce our opportunity to exploit a given prospect for oil and natural gas production and thus have a material adverse effect on our business, results of operation and financial condition.

        It is our practice in acquiring oil and natural gas leases or interests in oil and natural gas leases not to undergo the expense of retaining lawyers to fully examine the title to the interest to be placed under lease or already placed under lease. Rather, we rely upon the judgment of oil and natural gas lease brokers or landmen who actually do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the oil and natural gas industry.

        Prior to drilling a well for oil and natural gas, it is the normal practice in the oil and natural gas industry for the person or company acting as the operator of the well to hire a lawyer to examine the title to the unit within which the proposed oil and natural gas well is to be drilled. Frequently, as a result of such examination, curative work must be done to correct deficiencies in the marketability of the title. The work entails expense and might include obtaining an affidavit of heirship or causing an estate to be administered. The examination made by the title lawyers may reveal that the oil and natural gas lease or leases are worthless, having been purchased in error from a person who is not the owner of the mineral interest desired. In such instances, the amount paid for such oil and natural gas lease or leases may be lost.

Properties that we acquire may not produce oil or natural gas as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses. Our large inventory of undeveloped acreage and large percentage of undeveloped proved reserves may create additional economic risk.

        One of our growth strategies is to pursue selective acquisitions of undeveloped leaseholder oil and natural gas reserves. If we choose to pursue an acquisition, we will perform a review of the target properties that we believe is consistent with industry practices. However, these reviews are inherently incomplete. Generally, it is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. We may not perform an inspection on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we may not be able to obtain effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

        Our success is largely dependent upon our ability to develop our large inventory of future drilling locations, undeveloped acreage and undeveloped reserves. As of December 31, 2009, approximately 68% of our total proved reserves were undeveloped. To the extent our drilling results are not as successful as we anticipate, natural gas and oil prices decline, or sufficient funds are not available to drill these locations and reserves, we may not capture the expected or projected value of these properties. In addition, delays in the development of our reserves or increases in costs to drill and develop such reserves will reduce the PV-10 value of our estimated proved undeveloped reserves and future net revenues estimated for such reserves and may result in some projects becoming uneconomic.

Increases in interest rates could adversely affect our results of operations.

        As of June 30, 2010, we had $5 million borrowed under a credit facility. Subsequent to June 30, 2010, we borrowed an additional $2.5 million under this credit facility, and we may borrow additional amounts in the future. Our credit facility is subject to a floating interest rate, which may vary in line with the movements in short term interest rates. As a result, our interest expenses may increase significantly if short term interest rates increase. To the extent that we rely on our credit facility, an increase in the interest rate under our facility would increase the borrowing cost of our outstanding debt.

We depend on our key management personnel and technical experts and the loss any of these individuals could adversely affect our business.

        If we lose the services of our key management personnel, technical experts or are unable to attract additional qualified personnel, our business, financial condition, results of operations, development efforts and ability to grow could suffer. We have assembled a team of engineers and geologists who have considerable experience in applying advanced horizontal drilling and completion technology to explore for and to develop oil and natural gas. We depend upon the knowledge, skill and experience of these experts to assist us in improving the performance and reducing the risks associated with our participation in oil and natural gas exploration and development projects. In addition, the success of our business depends, to a significant extent, upon the abilities and continued efforts of our management.

Our officers and directors may become subject to conflicts of interest.

        Some of our directors and officers may also become directors, officers, contractors, shareholders or employees of other companies engaged in oil and natural gas exploration and development. To the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will declare his interest and abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of oil and natural gas properties thereby allowing for their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. A particular company may assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

        In accordance with the laws of the Yukon Territory, our directors are required to act honestly, in good faith and in the best interests of our company. In determining whether or not we will participate or acquire an interest in a particular program, our officers will primarily consider the potential benefits to our company, the degree of risk to which we may be exposed and our financial position at the time.

Exploratory drilling is a speculative activity that may not result in commercially productive reserves and may require expenditures in excess of budgeted amounts.

        Our future rate of growth greatly depends on the success of our exploratory drilling program. Exploratory drilling involves a higher degree of risk that we will not encounter commercially productive oil or natural gas reservoirs than developmental drilling. We may not be successful in our future drilling activities because, even with the use of advanced horizontal drilling and completion techniques, 3-D seismic and other advanced technologies, exploratory drilling is a speculative activity.

Marketing and transportation constraints in the Williston Basin could adversely affect our operations and result in significant fluctuations in our realized prices for oil and, to a lesser extent, natural gas.

        We deliver oil and natural gas through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future. In particular, the Williston Basin crude oil marketing and transportation environment has historically been characterized by periods when oil production has surpassed local transportation and refining capacity. These factors could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties. In addition, these factors have resulted, and could continue to result, in substantial discounts in the price received for crude oil compared to benchmark prices, such as the West Texas Intermediate crude oil prices. The persistence of such constraints could have a material adverse effect on our financial condition and results of operations.

We are subject to the risks associated with our prior business activities.

        Additional risks may exist because of our prior business activities. Prior to current management's acquisition of control of substantially all of our common stock, we engaged in a number of businesses, including mining operations and marketing of fire retardant operations. For a period of years prior to current management's acquisition of control of us, we had no business operations. Although current management performed a due diligence review, we may still be exposed to undisclosed liabilities, including environmental liabilities, resulting from the prior operations of our company and we could incur losses, damages or other costs as a result.

Our competitors include larger, better financed and more experienced companies.

        The oil and natural gas industry is intensely competitive, and we must compete against larger companies that may have greater financial and technical resources than us and substantially more experience in our industry. Their competitive advantages may negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel and raise capital. Their competitive advantages may also better enable our competitors to sustain the impact of higher exploration and production costs, oil and natural gas price volatility, productivity variances among properties, overall industry cycles and other factors related to our industry.

Operations on the Fort Berthold Indian Reservation of the Three Affiliated Tribes in North Dakota are subject to various federal and tribal regulations and laws, any of which may increase our costs and delay our operations.

        Various federal agencies within the U.S. Department of the Interior, particularly the Minerals Management Service and the Bureau of Indian Affairs, along with the Three Affiliated Tribes, promulgate and enforce regulations pertaining to operations on the Fort Berthold Indian Reservation. In addition, the Three Affiliated Tribes is a sovereign nation having the right to enforce laws and regulations independent from federal, state and local statutes and regulations. These tribal laws and regulations include various taxes, fees and other conditions that apply to lessees, operators and contractors conducting operations on Native American tribal lands. Lessees and operators conducting operations on tribal lands are generally subject to the Native American tribal court system. One or more of these factors may increase our costs of doing business on the Fort Berthold Indian Reservation and may have an adverse impact on our ability to effectively transport products within the Fort Berthold Indian Reservation or to conduct our operations on such lands.

Our level of indebtedness may increase and reduce our financial flexibility.

        As of June 30, 2010, we had $5 million borrowed under a credit facility. Subsequent to June 30, 2010, we borrowed an additional $2.5 million under this credit facility, which has an initial borrowing capacity of $20 million. In the future, we may incur significant indebtedness in order to make future acquisitions or to develop our properties.

        Our level of indebtedness could affect our operations in several ways, including the following:

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  a significant portion of our cash flows could be used to service our indebtedness;

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  a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

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  the covenants contained in the agreements governing our outstanding indebtedness will limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

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  a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore, may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing;

  •
  our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

  •
  a high level of debt may make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then outstanding bank borrowings; and

  •
  a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes.

        A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

        In addition, our bank borrowing base is subject to periodic redeterminations. We could be forced to repay a portion of our bank borrowings due to redeterminations of our borrowing base. If we are forced to do so, we may not have sufficient funds to make such repayments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

We may be subject to risks in connection with acquisitions and the integration of significant acquisitions may be difficult.

        We periodically evaluate acquisitions of reserves, properties, prospects and leaseholds and other strategic transactions that appear to fit within our overall business strategy. The successful acquisition of producing properties, including the potential acquisitions described under "2010 Capital Budget and Recent Developments" above, requires an assessment of several factors, including:

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  recoverable reserves;

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  future oil and natural gas prices and their appropriate differentials;

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  development and operating costs; and

  •
  potential environmental and other liabilities.

        The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections may not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

        Significant acquisitions and other strategic transactions, including those described in this prospectus supplement, may involve other risks, including:

  •
  diversion of our management's attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

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  challenge and cost of integrating acquired operations, information management and other technology systems and business cultures with those of ours while carrying on our ongoing business;

  •
  difficulty associated with coordinating geographically separate organizations; and

  •
  challenge of attracting and retaining personnel associated with acquired operations.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our business. If our senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

        As noted under "2010 Capital Budget and Recent Developments", we are evaluating several large blocks of acreage which could be as large as Kodiak's current interests in the Williston Basin. While our discussions regarding these properties are preliminary, the anticipated purchase price for some of these properties could significantly exceed our available capital resources. We expect that we would seek to finance any such transaction by paying a portion of the purchase price in our common stock and paying the balance in cash, which we would obtain from cash on hand, additional issuances of common stock, incurrence of additional debt or through entering into a joint venture arrangement. A significant issuance of our common stock would dilute the voting power of our current shareholders and may require shareholder approval. Any debt financing may be in the form of notes or a secured credit facility with terms or financial covenants which could further limit our ability to borrow additional funds, dispose of assets, pay dividends or make certain investments. Any incremental increase in our debt would increase our total leverage and could make us more vulnerable to adverse economic and industry conditions or place us at a competitive disadvantage. For a description of some of the risks additional debt may subject us to, see "Our level of indebtedness may increase and reduce our financial flexibility." Any financing arrangements in connection with such an acquisition could have a material adverse effect on our business, financial condition and results of operations.

        In order to explore and develop any of the larger properties described above, we would need to significantly revise our budget and capital expenditure plan and may shift resources and focus from existing properties, properties which could prove to be more profitable than any newly acquired properties. We cannot predict the nature or extent of any changes to our capital expenditures at this time. Since these properties are in the Williston Basin, where we already hold a significant acreage position, our lease portfolio would become less diversified if we acquired them. Any valuation of the properties we are evaluating for purchase would require an assessment of their reserves and the cost of exploring and developing them, and as a result we cannot determine what revenues would be generated from the properties if we were to acquire them. See, "Properties that we acquire may not produce oil or natural gas as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses. Our large inventory of undeveloped acreage and large percentage of undeveloped reserves may create additional economic risk." for a discussion of some of the risks related to our strategic acquisitions.

If we fail to realize the anticipated benefits of a significant acquisition, our results of operations may be lower than we expect.

        The success of a significant acquisition will depend, in part, on our ability to realize anticipated growth opportunities from combining the acquired assets or operations with those of ours. Even if a combination is successful, it may not be possible to realize the full benefits we may expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from an acquisition or realize these benefits within the expected time frame. Anticipated benefits of an acquisition may be offset by operating losses relating to changes in commodity prices, or in oil and natural gas industry conditions, or by risks and uncertainties relating to the exploratory prospects of the combined assets or operations, or an increase in operating or other costs or other difficulties. If we fail to realize the benefits we anticipate from an acquisition, our results of operations may be adversely affected.

Risks Relating to Our Industry

Oil and natural gas prices are volatile. A substantial or extended decline in oil prices and, to a lesser extent, natural gas prices, could adversely affect our financial position, financial results, cash flows, access to capital and ability to grow.

        Historically, the markets for natural gas and oil have been volatile and they are likely to continue to be volatile. As with most other companies involved in resource exploration and development, we may be adversely affected by future increases in the costs of conducting exploration, development and resource extraction that may not be fully offset by increases in the price received on sales of oil or natural gas. Our focus on exploration activities therefore exposes us to greater risks than are generally encountered in later-stage oil and natural gas property development companies.

        The economic success of any drilling project will depend on numerous factors, including:

  •
  our ability to drill, complete and operate wells;

  •
  our ability to estimate the volumes of recoverable reserves relating to individual projects;

  •
  rates of future production;

  •
  future commodity prices; and

  •
  investment and operating costs and possible environmental liabilities.

        Wide fluctuations in natural gas and oil prices may result from relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty and other factors that are beyond our control, including:

  •
  worldwide and domestic supplies of natural gas and oil;

  •
  weather conditions;

  •
  the level of consumer demand;

  •
  the price and availability of alternative fuels;

  •
  the proximity and capacity of natural gas pipelines and other transportation facilities;

  •
  the price and level of foreign imports;

  •
  domestic and foreign governmental regulations and taxes;

  •
  the nature and extent of regulation relating to carbon dioxide and other greenhouse gas emissions;

  •
  the actions of the Organization of Petroleum Exporting Countries;

  •
  political instability or armed conflict in oil-producing regions; and

  •
  overall domestic and global economic conditions.

        Volatile oil and natural gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and natural gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

        Our revenues, operating results, profitability and future rate of growth depend primarily upon the prices we receive for oil and, to a lesser extent, natural gas, that we sell. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. In addition, we may need to record asset carrying value write-downs if prices fall, as was the case in 2008 and 2007. A significant decline in the prices of natural gas or oil could adversely affect our financial position, financial results, cash flows, access to capital and ability to grow.

Oil and natural gas are commodities subject to price volatility based on many factors outside the control of producers, and low prices may make properties uneconomic for future production.

        Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices a producer may expect and its level of production depend on numerous factors beyond its control, such as:

  •
  changes in global supply and demand for oil and natural gas;

  •
  economic conditions in the United States and Canada;

  •
  the actions of the Organization of Petroleum Exporting Countries, or OPEC;

  •
  government regulation;

  •
  the price and quantity of imports of foreign oil and natural gas;

  •
  political conditions, including embargoes, in oil- and natural gas-producing regions;

  •
  the level of global oil and natural gas inventories;

  •
  weather conditions;

  •
  technological advances affecting energy consumption; and

  •
  the price and availability of alternative fuels.

        Lower oil and natural gas prices may not only decrease revenues on a per unit basis, but also may reduce the amount of oil and natural gas that can be economically produced. Lower prices will also negatively affect the value of proved reserves.

        To attempt to reduce our price risk, in 2010, we implemented a strategy to hedge a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil would have a material adverse effect on our financial condition and results of operations.

Lower oil and natural gas prices may cause us to record ceiling test write-downs.

        We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a "full cost ceiling" which is based upon the present value of estimated future net cash flows from proved reserves, including the effect of hedges in place, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If at the end of any fiscal period we determine that the net capitalized costs of oil and natural gas properties exceed the full cost ceiling, we must charge the amount of the excess to earnings in the period then ended. This is called a "ceiling test write-down." This charge does not impact cash flow from operating activities, but does reduce our net income and stockholders' equity. During 2009 and 2008, we recognized approximately $0 and $47.5 million, respectively, in ceiling test write-downs. We may recognize write-downs in the future if commodity prices continue to decline or if we experience substantial downward adjustments to our estimated proved reserves.

Conducting operations in the oil and natural gas industry subjects us to complex laws and regulations that can have a material adverse effect on the cost, manner and feasibility of doing business.

        Companies that explore for and develop, produce and sell oil and natural gas in the United States are subject to extensive federal, state and local laws and regulations, including complex tax and environmental laws and the corresponding regulations, and are required to obtain various permits and approvals from federal, state and local agencies. If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

  •
  water discharge and disposal permits for drilling operations;

  •
  drilling bonds;

  •
  drilling permits;

  •
  reports concerning operations;

  •
  air quality, noise levels and related permits;

  •
  spacing of wells;

  •
  rights-of-way and easements;

  •
  unitization and pooling of properties;

  •
  gathering, transportation and marketing of oil and natural gas;

  •
  taxation; and

  •
  waste transport and disposal permits and requirements.

        Failure to comply with these laws may result in the suspension or termination of operations and subject us to liabilities and administrative, civil and criminal penalties. Compliance costs can be significant. Moreover, these laws could change in ways that substantially increase the costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our business, financial condition and results of operations.

The adoption of derivatives legislation by Congress could have an adverse impact on our ability to hedge risks associated with our business.

        In 2010, we implemented a strategy to hedge a portion of our crude oil and natural gas production. Congress is currently considering legislation to impose restrictions on certain transactions involving derivatives, which could affect the use of derivatives in hedging transactions. The proposed legislation contains provisions that would prohibit private energy commodity derivative and hedging transactions by expanding the power of the Commodity Futures Trading Commission, or CFTC, to regulate derivative transactions related to energy commodities, including natural gas and oil, and to mandate clearance of such derivative contracts through registered derivative clearing organizations. Under the proposed legislation, the CFTC's expanded authority over energy derivatives would terminate upon the adoption of general legislation covering derivative regulatory reform. The CFTC is considering whether to set limits on trading and positions in commodities with finite supply, particularly energy commodities, such as crude oil, natural gas and other energy products. The CFTC also is evaluating whether position limits should be applied consistently across all markets and participants. Although it is not possible at this time to predict whether or when Congress may act on derivatives legislation, any laws or regulations that may be adopted that subject us to additional capital or margin requirements relating to, or additional restrictions on, our trading and commodity positions could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

Our operations are subject to environmental, health and safety laws and regulations that may expose us to significant costs and liabilities.

        Our oil and natural gas exploration and production operations are subject to stringent and complex federal, state, local and tribal laws and regulations governing health and safety aspects of our operations, the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations include, but are not limited to, the federal Clean Water Act, as amended by the Oil Pollution Act, the federal Clean Air Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Safe Drinking Water Act, the Occupational Safety and Health Act and their state counterparts and similar statutes, which provide for civil, criminal and administrative penalties and other sanctions for violation of their requirements.

        These laws and regulations may impose numerous obligations on us and our operations including by requiring us to obtain permits before conducting drilling or underground injection activities; restricting the types, quantities and concentration of materials that we can release into the environment; limiting or prohibiting drilling activities on certain lands lying within wilderness, wetlands and other protected areas; subjecting us to specific health and safety requirements addressing worker protection; imposing substantial liabilities on us for pollution resulting from our operations; and requiring us to organize and report information about the hazardous materials we use in our operations to employees, state and local government authorities and local citizens. Numerous governmental authorities, such as the U.S. Environmental Protection Agency, or the EPA, and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, and their interpretation and enforcement of these laws, regulations and permits have tended to become more stringent over time. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil or criminal penalties; the imposition of investigatory, remedial or monitoring obligations; and the issuance of injunctions limiting or prohibiting some or all of our operations.

        There is inherent risk of incurring significant environmental costs and liabilities in the performance of our operations because of our handling of petroleum hydrocarbons and wastes; air emissions and wastewater discharges related to our operations; our ownership, lease or operation of real property; and historical industry operations and waste disposal practices. Under certain environmental laws and regulations, we could be subject to strict, joint and several liability for the removal or remediation of contamination at properties we currently own, lease or operate or have owned, leased or operated in the past. These laws often impose liability even if the owner, lessee or operator was not responsible for the contamination, or the contamination resulted from actions taken in compliance with all applicable laws in effect at the time. Private parties, including the owners of properties upon which our wells are drilled and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, may bring claims against us for property damage or personal injury, including as a result of exposure to hazardous materials, or to enforce compliance with, or seek damages under, applicable environmental laws and regulations. In addition, the risk of accidental spills or releases could expose us to significant liabilities that could have a material adverse effect on our financial condition or results of operations. Changes in environmental laws and regulations occur frequently, and such changes could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our own results of operations, competitive position or financial condition. We may not be able to recover some or any of these costs from insurance.

The regulations of "over-the-counter" derivatives introduced by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") could adversely impact our hedging strategy.

        Through its comprehensive new regulatory regime for derivatives, the Dodd-Frank Act will impose mandatory clearing, exchange-trading and margin requirements on many derivatives transactions (including formerly unregulated over-the-counter derivatives) in which we may engage. The Dodd-Frank Act also creates new categories of regulated market participants who will be subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the CFTC, the SEC, the Federal Reserve and other regulators in a regulatory implementation process which is expected to take a year or more to complete.

        Nonetheless, based on information available as of the date of this prospectus, the possible effect of the Dodd-Frank Act will be to increase our overall costs of entering into derivatives transactions. In particular, new margin requirements, position limits and capital charges, even if not directly applicable to us, may cause an increase in the pricing of derivatives transactions sold by market participants to whom such requirements apply. Administrative costs, due to new requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to us, may also be reflected in higher pricing of derivatives. New exchange-trading and trade reporting requirements may lead to reductions in the liquidity of derivative transactions, causing higher pricing or reduced availability of derivatives, adversely affecting the performance of our hedging strategies.

        The Dodd-Frank Act could result in the cost of executing our hedging strategy increasing significantly, which could potentially result in an undesirable decrease in the amount of oil production we hedge. If our hedging costs increase and we are required to post cash collateral, our business would be adversely affected as a result of reduced cash flow and reduced liquidity. Additionally, in the event that we hedge lower quantities in response to higher hedging costs and increased margin requirements, our exposure to changes in commodity prices would increase, which could result in decreased cash flows.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Congress is currently considering legislation to require the disclosure of chemicals used by the oil and gas industry in the hydraulic fracturing process. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate natural gas production. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, such legislation, if adopted, or similar requirements at the state or local level, could lead to operational delays or increased operating costs and could result in additional regulatory burdens, making it more difficult to perform hydraulic fracturing and increasing our costs of compliance and doing business.

Changes in tax laws may impair our results of operations and adversely impact the value of our common stock.

        In February 2009, the Obama administration released its budget proposals for the fiscal year 2010, which included numerous proposed tax changes. In April 2009, legislation was introduced to further these objectives, and in February 2010, the Obama administration released similar budget proposals for the fiscal year 2011. Among the changes contained in the budget proposals is the elimination of certain key U.S. federal income tax preferences currently available to oil and gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain U.S. production activities and (iv) the repeal of the passive loss exception for working interests in oil and gas properties. It is not possible at this time to predict how legislation or new regulations that may be adopted to address these proposals would impact our business, but any such future laws and regulations could adversely affect the amount of our taxable income or loss and could have a negative impact on the value of our common stock.

Exploration and drilling operations are subject to significant environmental regulation, including those related to climate and emission of "greenhouse gases," which may increase costs or limit our ability to develop our properties.

        We may encounter hazards incident to the exploration and development of oil and natural gas properties, such as accidental spills or leakage of petroleum liquids and other unforeseen conditions. We may be subject to liability for pollution and other damages due to hazards that we cannot insure against due to prohibitive premium costs or for other reasons. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in some areas.

        Existing and possible future environmental legislation, regulations and actions, including those related to climate and emissions of "greenhouse gases," could give rise to additional expenses, capital expenditures, restrictions and delays in our activities, the extent of which we cannot predict. In addition, climate change laws and regulations may adversely affect demand for the fossil fuels we produce, including by increasing the cost of combusting fossil fuels and by creating incentives for the use of alternative fuels and energy. Regulatory requirements and environmental standards are subject to constant evaluation and may be significantly increased, which could materially and adversely affect our business or our ability to develop our properties on an economically feasible basis. Before development and production can commence on any properties, we must obtain regulatory and environmental approvals. We cannot assure you that we will obtain such approvals on a timely basis or at all. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of our operations and preclude entirely the economic development of a specific property.

The oil and natural gas industry is subject to significant competition, which may increase costs or otherwise adversely affect our ability to compete.

        Oil and natural gas exploration is intensely competitive and involves a high degree of risk. In our efforts to acquire oil and natural gas producing properties, we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also conduct refining and petroleum marketing operations on a worldwide basis. Our ability to compete for oil and natural gas producing properties will be affected by the amount of funds available to us, information available to us and any standards established by us for the minimum projected return on investment. Our products will also face competition from alternative fuel sources and technologies.

Our operations and demand for our products are affected by seasonal factors, which may lead to fluctuations in our operating results.

        Our operating results are likely to vary due to seasonal factors. Demand for oil and natural gas products will generally increase during the winter because they are often used as heating fuels. The amount of such increased demand will depend to some extent upon the severity of winter. Because of the seasonality of our business and continuous fluctuations in the prices of our products, our operating results are likely to fluctuate from period to period.

The lack of availability or high cost of drilling rigs, equipment, supplies, insurance, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

        Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies tend to increase, in some cases substantially. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases within a geographic area. If increasing levels of exploration and production result in response to strong prices of oil and natural gas, the demand for oilfield services will likely rise, and the costs of these services will likely increase, while the quality of these services may suffer. If the lack of availability or high cost of drilling rigs, equipment, supplies, insurance or qualified personnel were particularly severe in the areas in which we operate, we could be materially and adversely affected.

Risks Relating to Our Common Stock

Future sales or other issuances of our common stock could depress the market for our common stock.

        On July 14, 2008, we filed a shelf registration statement on Form S-3 (SEC file No. 333-152311), which was declared effective by the SEC on July 24, 2008. Under this shelf registration statement, we have raised funds and may seek to raise additional funds through one or more public offerings of our common stock, in amounts and at prices and terms determined at the time of the offering. Any sales of large quantities of our common stock could reduce the price of our common stock, and, to the extent that we raise additional capital by issuing equity securities pursuant to our effective shelf registration statements or otherwise, our existing stockholders' ownership will be diluted.

Our common stock has a limited trading history and has experienced price and volume volatility.

        Our common stock has been trading on the NYSE Amex since June 21, 2006. Prior to listing on the NYSE Amex, our common stock traded on the TSX Venture Exchange, or TSX-V, beginning September 28, 2001. The price of our common stock may be impacted by any of the following, some of which may have little or no relation to our company or industry:

  •
  the breadth of our stockholder base and extent to which securities professionals follow our common stock;

  •
  investor perception of our Company and the oil and natural gas industry, including industry trends;

  •
  domestic and international economic and capital market conditions, including fluctuations in commodity prices;

  •
  responses to quarter-to-quarter variations in our results of operations;

  •
  announcements of significant acquisitions, strategic alliances, joint ventures or capital commitments by us or our competitors;

  •
  additions or departures of key personnel;

  •
  sales or purchases of our common stock by large stockholders or our insiders;

  •
  accounting pronouncements or changes in accounting rules that affect our financial reporting; and

  •
  changes in legal and regulatory compliance unrelated to our performance.

        In addition, the stock market in general and the market for natural gas and oil exploration companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating results or asset values of those companies. These broad market and industry factors may seriously impact the market price and trading volume of our common shares regardless of our actual operating performance.

We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

        We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Furthermore, our credit facility with our lender prohibits us from paying dividends with respect to our common stock. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

Our constating documents permit us to issue an unlimited number of shares without shareholder approval.

        Our Articles of Continuation permit us to issue an unlimited number of shares of our common stock. Subject to the requirements of any exchange on which we may be listed, we will not be required to obtain the approval of shareholders for the issuance of additional shares of our common stock. In 2005, we issued 20,671,875 shares of our common stock for net proceeds of $17,879,673. In 2006, we issued 31,589,268 shares of our common stock for net proceeds of $83,209,451. In 2008, we issued 6,820,000 shares of our common stock for net proceeds of $17,471,488. In 2009 we issued 23,400,000 shares of our common stock for net proceeds of $35,731,122. Any further issuances of shares of our common stock from our treasury will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

        No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of common stock for future sales, will have on the market price of our common stock. We have several stockholders that hold a significant number of shares of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale, including by one or more of our significant stockholders or shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the fair value of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $64.3 million, after deducting underwriters' discounts, commissions and our estimated offering expenses. If the underwriters exercise their option to purchase additional shares in full, we estimate that we will receive net proceeds of approximately $74.1 million. We intend to use the net proceeds of this offering for:

  •
  our working capital needs;

  •
  funding capital expenditures for drilling, development and infrastructure, principally in the Bakken play located in North Dakota;

  •
  funding capital expenditures for the development of non-operated properties; and

  •
  financing the potential acquisition of oil and gas properties in certain core areas, such as the Bakken play.

        Our actual use of the net proceeds may vary depending on our operating and capital needs from time to time. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. Factors that could cause us to further increase our level of activity and capital expenditure budget, and thereby reallocate some of the proceeds from this offering, include a reduction in service and material costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds our forecasts, all of which would positively impact our operating cash flow. Factors that would cause us to reduce our capital expenditure budget include, but are not limited to, increases in service and materials costs, reductions in commodity prices or underperformance of wells relative to our forecasts, all of which would negatively impact our operating cash flow.

        Pending the use of the proceeds described above, we may invest all or a portion of the proceeds of this offering in short-term deposits, including bankers' acceptances and short term, high quality, interest bearing corporate, government-issued or government-guaranteed securities.

 CAPITALIZATION

        The following table sets forth our actual and as adjusted consolidated capitalization as of June 30, 2010. We estimate that we will receive net proceeds from this offering of approximately $64.3 million. The as adjusted column gives effect to this offering and the application of the estimated net proceeds as described in "Use of Proceeds," assuming no exercise of the underwriters' over-allotment option.

        You should read this table in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated by reference in this prospectus supplement.

	As of June 30, 2010
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$4,380,344	$68,692,844
Total debt(1)	$5,000,000	$5,000,000
Shareholders' equity:
Common stock, no par value, unlimited authorized; 119,604,910 shares issued and outstanding; 144,604,910 shares issued and outstanding, as adjusted(2)	177,949,779	242,262,279
Accumulated deficit	(104,261,022)	(104,261,022)

Total shareholders' equity	$73,688,757	$138,001,257

Total capitalization	$78,688,757	$143,001,257

(1)
As of August 12, 2010, we had $7.5 million outstanding under our credit facility.

(2)
Based on shares of common stock outstanding as of June 30, 2010. This figure excludes 7,314,917 shares of common stock reserved for issuance pursuant to outstanding stock options as of June 30, 2010, which are exercisable at a weighted average exercise price of $2.73 per share.

 PRICE RANGE OF OUR COMMON STOCK

        Our common stock is listed on the NYSE Amex under the symbol "KOG." The last reported sales price of the common stock on the NYSE Amex on August 12, 2010 was $2.88. As of August 12, 2010, we had issued and outstanding 119,604,910 shares of common stock. The following table sets forth the range of high and low sales prices of our common stock on the NYSE Amex.

	Price Ranges
Period Ended:	High	Low
2006
Second Quarter (from June 21, 2006)	$4.06	$3.32
Third Quarter	4.65	3.17
Fourth Quarter	4.60	3.08
2007
First Quarter	$5.79	$3.57
Second Quarter	6.81	4.75
Third Quarter	5.85	3.10
Fourth Quarter	3.60	1.54
2008
First Quarter	$2.63	$1.56
Second Quarter	5.50	1.57
Third Quarter	4.84	1.11
Fourth Quarter	1.55	0.29
2009
First Quarter	$0.58	$0.16
Second Quarter	1.49	0.33
Third Quarter	2.89	0.70
Fourth Quarter	2.78	2.03
2010
First Quarter	$3.45	$2.19
Second Quarter	4.34	2.47
Third Quarter (through August 12, 2010)	3.63	2.63

DIVIDEND POLICY

        We have never paid any cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

 DILUTION

        Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share represents the amount of our total tangible assets, reduced by the amount of total liabilities, divided by the number of outstanding shares of common stock. Our net tangible book value as of June 30, 2010 was $73,688,757, or $0.62 per outstanding share of common stock. After giving effect to the sale of the shares of common stock pursuant to this offering and the application of the net proceeds therefrom at the public offering price of $2.75 per share, our net tangible book value as of June 30, 2010 would have been $138,001,257, or $0.95 per share. This represents an immediate increase in net tangible book value of $0.33 per share to existing shareholders and an immediate dilution of $1.80 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share	$2.75
Net tangible book value per share as of June 30, 2010(1)	$0.62
Increase in net tangible book value per share attributable to new investors(2)	$0.33
Adjusted net tangible book value per share after this offering	$0.95
Dilution per share to new investors	$1.80

(1)
The Company has no intangible assets or goodwill included on its balance sheet. Net tangible book value per share represents net tangible book value of $73,688,757 divided by 119,604,910 shares of our common stock outstanding at June 30, 2010, as reported in the Company's Form 10-Q for the quarter ended June 30, 2010.

(2)
Based on estimated net proceeds of the offering of approximately $64.3 million.

        The data in the table above does not give any effect to the underwriters' option to purchase up to 3,750,000 additional shares of our common stock, the exercise of outstanding stock options and the number of shares of common stock reserved for issuance under the Company's 2007 Stock Incentive Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain U.S. federal income tax consequences relevant to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of our common stock.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of our common stock.

        No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Scope of this Summary

Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

        For purposes of this summary, the term "U.S. Holder" means a beneficial owner of our common stock acquired pursuant to this document that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Non-U.S. Holders

        For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of our common stock, other than a partnership, that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of our common stock. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of our common stock.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax consequences applicable to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired our common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our common stock other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S. subject to Section 877 of the Code; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the "Tax Act"); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our common stock in connection with carrying on a business in Canada; (d) persons whose our common stock constitute "taxable Canadian property" under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of our common stock.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of our common stock.

Tax Consequences Not Addressed

        This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax or foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of our common stock. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax and foreign tax consequences of the acquisition, ownership, and disposition of our common stock.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of our Common Stock

Taxation of Distributions

        A U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common stock will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common stock and thereafter as gain from the sale or exchange of such common stock. (See "Sale or Other Taxable Disposition of our Common Stock" below). However, the Company does not intend to maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common stock will constitute ordinary dividend income. Dividends received on our common stock generally will not be eligible for the "dividends received deduction."

        For taxable years beginning before January 1, 2011, a dividend paid to a U.S. Holder who is an individual, estate or trust by the Company generally will be taxed at the preferential tax rates applicable to long-term capital gains if the Company is a "qualified foreign corporation" ("QFC") and certain holding period requirements for the our common stock are met. The Company generally will be a QFC as defined under Section 1(h)(11) of the Code if the Company is eligible for the benefits of the Canada—U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S. However, even if the Company satisfies one or more of these requirements, the Company will not be treated as a QFC if the Company is a "passive foreign investment company (or "PFIC," as defined below) for the taxable year during which it pays a dividend or for the preceding taxable year. See the section below under the heading "Passive Foreign Investment Company Rules".

        If a U.S. Holder fails to qualify for the preferential tax rates discussed above, a dividend paid by the Company to the U.S. Holder generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Our Common Stock

        Upon the sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder's tax basis in such our common stock sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, such common stock have been held for more than one year.

        Such gain generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules discussed below, unless the gain is subject to tax in Canada and is resourced as "foreign source" under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as "foreign source."

        Preferential rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

        If the Company were to constitute a PFIC (as defined below) for any year during a U.S. Holder's holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder's acquisition, ownership and disposition of our common stock.

        The Company generally will be a PFIC under Section 1297 of the Code if, for a taxable year, (a) 75% or more of the gross income of the Company for such taxable year is passive income or (b) 50% or more of the value of its average quarterly assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. "Gross income" generally means all revenues less the cost of goods sold, and "passive income" includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are (a) stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business, (b) property used in the trade or business of such foreign corporation that would be subject to the allowance for depreciation under Section 167 of the Code, or (c) supplies of a type regularly used or consumed by such foreign corporation in the ordinary course of its trade or business.

        In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another foreign corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other foreign corporation and (b) received directly a proportionate share of the income of such other foreign corporation. In addition, for purposes of the PFIC income test and asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

        The Company does not believe that it was a PFIC during the prior taxable year, and based on current business plans and financial expectations, the Company does not believe that it will be a PFIC for the current taxable year. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any taxable year during which U.S. Holders hold our common stock.

        If the Company were a PFIC in any taxable year and a U.S. Holder held our common stock, such holder generally would be subject to special rules with respect to "excess distributions" made by the Company on our common stock and with respect to gain from the disposition of our common stock. An "excess distribution" generally is defined as the excess of distributions with respect to our common stock received by a U.S Holder in any taxable year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding taxable years, or such U.S. Holder's holding period for our common stock. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of our common stock ratably over its holding period for such common stock. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

        While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the "qualified electing fund" election under Section 1295 of the Code (the "QEF Election") and the "mark to market" election under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. U.S. Holders should be aware that, for each taxable year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect of the Company or any Subsidiary PFIC. U.S. Holders are urged to consult their own tax advisers regarding the potential application of the PFIC rules to the ownership and disposition of our common stock, and the availability of certain U.S. tax elections under the PFIC rules.

Recent Legislative Developments

        Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay up to an additional 3.8% tax on, among other things, dividends and capital gains for taxable years beginning after December 31, 2012. In addition, for taxable years beginning after March 18, 2010, new legislation requires certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include our common stock) to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Additional Considerations

Receipt of Foreign Currency

        The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of our common stock, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

        A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on our common stock generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such

U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute "foreign source" income and generally will be categorized as "passive category income." The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

        Under U.S. federal income tax law and Treasury regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their common stock is held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders of our common stock, should consult with their own tax advisors regarding the requirements of filing information returns and any applicable U.S. federal income tax elections.

        Payments made within the U.S. of dividends on, and proceeds arising from the sale or other taxable disposition of, our common stock generally may be subject to information reporting and backup withholding at a 28% rate (increasing to 31% for payments made after December 31, 2010) if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalties of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons, such as corporations, generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding application of the information reporting and backup withholding rules to them.

CERTAIN ERISA CONSIDERATIONS

        The common stock may be purchased and held by an employee benefit plan, an individual retirement account or other plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code and/or other similar laws. A fiduciary of a Plan subject to ERISA, Section 4975 of the Code and/or such other laws must determine that the purchase and holding of the common stock is consistent with its fiduciary duties. The fiduciary of a Plan subject to ERISA, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of the common stock does not result in a non-exempt prohibited transaction as provided under Sections 406 and 408 of ERISA or Section 4975 of the Code or similar law. Each purchaser and transferee of the common stock who is subject to ERISA, Section 4975 of the Code and/or a similar law will be deemed to have represented by its acquisition and holding of the common stock that such acquisition and holding does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated August 12, 2010, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	11,750,000
KeyBanc Capital Markets Inc.	5,000,000
Wells Fargo Securities, LLC	5,000,000
Johnson Rice & Company L.L.C.	1,625,000
Stifel, Nicolaus & Company, Incorporated	1,625,000

Total	25,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 3,750,000 additional shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

        The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.0825 per share. After the public offering the representative may change the public offering price and concession.

        We estimate that our out-of-pocket expenses for this offering will be approximately $1 million.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, including allowing us to issue shares, up to 2.5% of our outstanding shares in connection with an acquisition, provided the recipient executes a "lock-up" agreement, and allowing us to file another shelf registration statement in order to register up to $250 million of our securities. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        The shares of common stock have been approved for listing on the NYSE Amex LLC under the symbol "KOG."

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE Amex LLC or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform investment banking, financial advisory and lending services for us and our affiliates for which they will receive, customary fees and expenses. An affiliate of Wells Fargo Securities, LLC, an underwriter in this offering, is the administrative agent and sole lender under our revolving credit facility.

        Each of the underwriters may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell common stock in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

NOTICE TO EUROPEAN ECONOMIC AREA RESIDENTS

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, an offer of shares of common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State,

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining prior consent of the manager for any such offer;

provided that no such offer of shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this section, the expression "an offer of shares of common stock to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in the Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

NOTICE TO UNITED KINGDOM RESIDENTS

        An invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) has only been communicated or cause to be communicated and will only be communicated or caused to be communicated in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the shares in, from or otherwise involving the United Kingdom. This document is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together, we refer to as relevant persons). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOTICE TO SWITZERLAND RESIDENTS

        This prospectus is being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. Our common stock is not being offered to the public in Switzerland, and neither this prospectus, nor any other offering materials relating to our common stock may be distributed in connection with any such public offering.

        We have not been registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of June 23, 2006 ("CISA"). Accordingly, our common stock may not be offered to the public in or from Switzerland, and neither this prospectus, nor any other offering materials relating to our common stock may be made available through a public offering in or from Switzerland. Our common stock may only be offered and this prospectus may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

LEGAL MATTERS

        Miller Thomson LLP, Vancouver, British Columbia will pass upon for us the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain matters relating to U.S. law and the offering are being passed upon for us by Dorsey & Whitney LLP, Seattle, Washington. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements of Kodiak Oil & Gas Corp. as of December 31, 2009, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2009 incorporated by reference in this prospectus supplement, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Estimates of the oil and gas reserves of Kodiak Oil & Gas Corp. and related future net cash flows and present values thereof, included in this prospectus supplement, were based upon our proved reserve estimates as of December 31, 2009, December 31, 2008 and December 31, 2006 prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers and our proved reserve estimates as of December 31, 2007 audited by Netherland, Sewell & Associates, Inc. Information incorporated by reference into this prospectus supplement regarding our proved reserve estimates as of December 31, 2005, was prepared by Sproule U.S. Limited (formerly Sproule Associates, Inc.), independent petroleum engineers. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        As of August 12, 2010, certain partners of Miller Thomson LLP owned 15,000 common shares in the capital of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. These filings are also available to the public from the SEC's web site at www.sec.gov. We also maintain an Internet site at www.kodiakog.com that contains information concerning us and our affiliates. The information at our Internet site is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it to be part of this prospectus supplement and the accompanying prospectus.

        In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces or territories. You are invited to read and copy any reports, statements or other information that we file with the Canadian provincial securities commissions or other similar regulatory authorities at their respective public reference rooms. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at http://www.sedar.com, which is commonly known by the acronym "SEDAR," the Canadian equivalent of the SEC's EDGAR system.

        We have included the accompanying prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus supplement or the accompanying prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus supplement and the accompanying prospectus describe the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

INCORPORATION OF INFORMATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any current report on Form 8-K or corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement and until the termination of this offering:

  •
  Our Annual Report on Form 10-K, as filed on March 11, 2010 and as amended on August 6, 2010, for the year ended December 31, 2009;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

  •
  Our Current Reports on Form 8-K filed on January 6, 2010; January 8, 2010; February 24, 2010; March 24, 2010; April 8, 2010, as amended on August 5, 2010; May 7, 2010; May 27, 2010; June 8, 2010; June 9, 2010; August 5, 2010; and August 9, 2010; and

  •
  The description of our common stock contained on Form 8-A that was filed with the SEC on June 20, 2006.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such documents that are incorporated by reference but not delivered with the prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests should be directed to:

  Kodiak Oil & Gas Corp.
  Attn: Lynn A. Peterson
  1625 Broadway, Suite 250
  Denver, Colorado 80202
  (303) 592-8075

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document that is incorporated by reference modifies or supersedes such statement. The making of a modified or superseded statement shall not be deemed an admission that the modified or superseded statement, when made, constituted an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

PROSPECTUS

$150,000,000

Common Stock
and
Debt Securities

        We may offer to sell, from time to time:

  •
  common stock; and

  •
  senior or subordinated debt securities.

        We may offer any combination of these securities in one or more offerings up to an aggregate offering price of $150,000,000, on terms to be determined at or prior to the time of sale. This prospectus provides you with a general description of the securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities offered in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

        Our common stock trades on the American Stock Exchange under the symbol "KOG."

        An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page 5 of this prospectus and the documents incorporated by reference herein before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2008

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

        As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC's web site, www.sec.gov, or at the SEC's offices described below under the heading "Where You Can Find More Information."

PROSPECTUS SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed annual report on Form 10-K, which is incorporated by reference in this prospectus. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus and in our most recently filed annual report on Form 10-K, which is incorporated by reference in this prospectus.

        In this prospectus, unless the context otherwise requires, the terms "Kodiak Oil & Gas," "Kodiak," "the Company," "we," "us" and "our" refer to Kodiak Oil & Gas Corp. and its consolidated subsidiary.

        Our functional currency is the United States dollar. All references to "dollars" or "$" in this prospectus refer to United States or U.S. dollars unless specific reference is made to Canadian or CDN dollars.

Company Overview

        We are an independent energy company focused on the exploration, exploitation, acquisition and production of natural gas and crude oil in the United States. Our oil and natural gas reserves and operations are primarily concentrated in two Rocky Mountain basins—the Green River Basin of Wyoming and Colorado and the Williston Basin of North Dakota and Montana. Our corporate strategy is to internally identify prospects, acquire lands encompassing those prospects and evaluate those prospects using subsurface geology and geophysical data and exploratory drilling. Using this strategy, we have developed an oil and natural gas portfolio of proved reserves, as well as conventional and unconventional prospects, that we have the opportunity to explore, drill and develop.

        At December 31, 2007, our estimated proved reserves of 1,381.4 thousands of barrels of oil equivalent, or MBOE, had a pre-tax PV-10 value of $36.2 million. Approximately 33% of our proved reserves consisted of natural gas and approximately 67% consisted of oil. Our estimates of proved reserves and related valuations as of December 31, 2007 are based on an analysis performed by the Company and audited by Netherland Sewell & Associates, Inc., independent petroleum engineers. "PV-10 value" refers to the present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10 percent. While this measure does not include the effect of income taxes as it would in the use of the standardized measure calculation, it does provide an indicative representation of the relative value of the Company on a comparative basis to other companies and from period to period.

        We are a Canadian corporation that is subsisting under the Business Corporations Act (Yukon Territory). Our principal executive offices are located at 1625 Broadway, Suite 250, Denver, Colorado 80202, and our telephone number is (303) 592-8075. We maintain a website at http://www.kodiakog.com. The information contained on or accessible through our website is not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether or not to invest in our common stock.

        Our shares of common stock are listed on the American Stock Exchange under the symbol "KOG."

Oil and Gas Properties

        Our primary leaseholdings in the Green River Basin are located in an area referred to as the Vermillion Basin. In this geologic region, we believe there is natural gas trapped in various sands, coals and shales at depths ranging from 2,000 feet to nearly 15,000 feet. The primary target of our current exploration efforts in this area is the over-pressured Baxter Shale at depths to approximately 13,000 feet. Our exploration efforts in the Williston Basin are concentrated on exploiting the oil and natural gas potential of the Mission Canyon Formation at an approximate depth of 8,000 feet, the Bakken Formation at 10,500 feet and the Red River Formation at 11,000 feet. The primary objective of our near term exploration work in the Williston Basin is the dolomitic, sandy interval layered between the two Bakken Shales at an approximate vertical depth of 10,000 feet. As of March 31, 2008, we had several hundred lease agreements representing approximately 148,481 gross and 91,306 net acres primarily in the Green River and Williston Basins.

        In the Williston Basin, as of June 20, 2008, we control 55,665 gross acres and 32,900 net acres in the Bakken oil play in Dunn County, North Dakota. "Gross acres" means the total acres in which we have a working interest. "Net acres" means the sum of the fractional working interests owned in gross acres, expressed as whole numbers and fractions thereof. An additional estimated 4,800 net acres have been leased, subject to the approval process with the Bureau of Indian Affairs, or BIA. We cannot be assured that we will receive title to these lands until final approval is received. The majority of our lands in this prospect area are administered by the BIA on behalf of the individual members of the Three Affiliated Tribes Fort Berthold Indian Reservation, or the Three Affiliated Tribes. Typically these lands are acquired through a private negotiation with the individual land owners or the Three Affiliated Tribes and have a primary lease term of five years. The land owner typically retains an 18% landowner royalty. In most cases, these lands require an annual delay rental of $2.50 per net acre.

Recent Developments

        During the first half of 2008, we added to our acreage position in the Bakken play on the Fort Berthold Indian Reservation through continual leasing negotiations and final approval from the BIA. We have received all the required regulatory approvals to drill our first well on the Reservation. We have commenced building the surface location for the Tall Bear 16-15H well, and expect this location build to be completed in July 2008. We have entered into a two-year drilling contract with a significant on-shore drilling contractor for a new build rig that we expect will be completed during the third quarter of 2008. Upon completion of the new build rig, such rig will be relocated to North Dakota, and we expect the rig to continuously drill on Kodiak's acreage over the length of the contract. We have also submitted an Application Permit to Drill and the associated Environmental Assessments required for each drill site. We anticipate this process to take approximately sixty days to gain final approval. In addition, we are in various stages of permitting with respect to an additional seventeen well locations. We continue to evaluate our exploration activities related to our prospective land positions. We have continued to evaluate our exploration activities related to our prospective land positions by interpreting additional geological and geophysical data in both the Williston Basin and Vermillion Basin properties. We expect that completed 3-D seismic studies, acquired in both basins in 2007, will prove useful well into the future as we seek to expand our production base through additional drilling.

        In February 2008, we entered into the Devon Agreement with Devon Energy Production Company, L.P., a wholly owned subsidiary of Devon Energy Corp, or Devon, under which Devon acquired an interest in our leasehold interests in the Vermillion Basin in exchange for, among other things, drilling up to three wells at Devon's sole cost and risk by November 15, 2009. As a result of this agreement and subsequent acreage acquisition, our leasehold interests in the Vermillion Basin total approximately 41,200 gross (17,000 net) acres.

        Also in January 2008, we completed the sale of 4,784 gross and net acres in an exploratory Mancos Shale gas prospect located in the Sand Wash Basin in Moffat County, Colorado for $1.2 million. We retained a 5% overriding royalty in these properties as well as a 100% working interest in an additional 3,770 acres. We believe acreage we retained represents prospective production from the Mancos Shale and Niobrara Formation at a shallower depth than that divested.

SELECTED CONSOLIDATED FINANCIAL DATA

        We have derived the selected consolidated financial data for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 from our audited consolidated financial statements. Our audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Historical results are not necessarily indicative of the results to be expected in future periods.

        You should read the following selected consolidated financial data together with our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus.

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
Income Statement Data:
Revenue	$9,320,377	$4,965,169	$453,135	$20,449	$—
Cost and expenses, excluding impairment	13,506,267	7,751,209	2,458,226	1,082,549	275,683
Asset impairment	34,000,000	—	—	—	—
Net loss	(38,185,890)	(2,786,040)	(2,005,091)	(1,062,100)	(275,683)
Basic & diluted net loss per common share	$(0.44)	$(0.04)	$(0.05)	$(0.04)	$(0.02)
Adjusted EBITDA(1)	$2,680,565	$947,247	$(1,210,248)	$(705,765)	$(179,896)

(1)
We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization, (iv) impairment expense, (v) non-cash expenses relating to share based payments recognized under FAS 123R, (vi) pre-tax unrealized gains and losses on foreign currency and (vii) accretion of abandonment liability. See "Non GAAP Financial Measure" below for further discussion of this measure.

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
Balance Sheet Data:
Current Assets	$15,377,809	$61,117,145	$7,990,566	$2,756,745	$20,384
Property and equipment-net	58,386,427	52,250,265	17,463,269	2,357,601	685,301
Total Assets	74,331,321	113,773,614	25,790,316	5,207,486	705,685
Current Liabilities:	5,163,457	9,879,104	4,411,572	369,008	393,825
Stockholders' Equity	$68,293,366	$103,644,815	$21,309,671	$4,838,478	$311,860
Basic & diluted weighted-average common shares outstanding	87,742,996	71,425,243	44,447,269	27,696,443	14,373,675

Non-GAAP Financial Measure

        We use EBITDA, adjusted as described below and referred to as Adjusted EBITDA in this prospectus and our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus, as a supplemental measure of our performance and liquidity that is not required by, or presented in accordance with generally accepted accounting principles, or GAAP. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) impairment (v) non-cash expenses relating to share based payments recognized under FAS 123R, (vi) pre-tax unrealized gains and losses on foreign currency and (vii) accretion of abandonment liability. In evaluating our business, we consider Adjusted EBITDA as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities and future capital expenditures.

        Adjusted EBITDA is not a GAAP measure of performance. The Company uses this non-GAAP measure primarily to compare its performance with other companies in the industry that make a similar disclosure and as a measure of its current liquidity. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company's ability to generate cash flow at a level that can sustain or support our operations and capital investment program. Investors should not consider this measure in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP, or any other measure for determining the Company's operating performance that is calculated in accordancewith GAAP. In addition, because EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.

        In evaluating Adjusted EBITDA, you should be aware that it excludes expenses that we will incur in the future on a recurring basis. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation. Some of its limitations are:

  •
  it does not reflect non-cash costs of our stock incentive plans, which are an ongoing component of our employee compensation program; and

  •
  although depletion, depreciation and amortization are non-cash charges, the assets being depleted, depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements.

        We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table presents a reconciliation of our net income to our Adjusted EBITDA on a historical basis for each of the periods indicated:

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
Net income/(Loss)	$(38,185,890)	$(2,786,040)	$(2,005,091)	$(1,062,100)	$(275,683)
Add back:
Depreciation, depletion & amortization & abandonment liability accretion expense	5,206,631	2,173,918	157,868	13,671	—
Asset impairment	34,000,000	—	—	—	—
(Gain) Loss on foreign currency exchange	(792,467)	32,008	95,864	(68,574)	2,498
Stock based compensation	2,452,291	1,527,361	541,111	411,238	93,289

Adjusted EBITDA	$2,680,565	$947,247	$(1,210,248)	$(705,765)	$(179,896)

RISK FACTORS

        Investing in our securities is highly speculative and involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, including the risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended March 31, 2008, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. As a result, the trading price of our securities could decline, and you might lose all or part of your investment.

Risks Relating to the Company

We currently require significant additional capital, which may not be available to us on favorable terms, or at all.

        Our working capital decreased from $51.2 million as of December 31, 2006, to $10.2 million as of December 31, 2007. Future acquisitions and future exploration, development and production activities will require a substantial amount of additional working capital and cash flow. Our plan of operations for 2008 contemplates capital expenditures of $12.6 million for the development of existing properties and anticipated property acquisitions. The 2008 estimated capital expenditures do not include the amount that Devon is required to spend under the Devon Agreement or the proceeds of anticipated divestitures. We expect that our current cash balances and cash flow from operations will be sufficient only to provide a limited amount of working capital, and the anticipated revenues generated from our properties will not alone be sufficient to fund our operations or planned growth. As a result, we will need to seek alternative sources of capital, by either entering into joint ventures with other exploration and production companies or by undertaking financing activities. In addition, we expect that we will need to raise additional funds in the future in order to fund our plan of operation beyond 2008, which may not be available in amounts or on terms acceptable to us, if at all.

        If we borrow additional funds, we will likely be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. The ability to borrow additional funds is dependent on a number of variables, including our proved reserves, and assumptions regarding the price at which oil and natural gas can be sold. Should we elect to raise additional capital through the issuance and sale of equity securities, the sales may be at prices below the market price of our stock, and our shareholders may suffer significant dilution. Our failure to obtain financing on a timely basis or on favorable terms could result in the loss or substantial dilution of our interests in our properties. In addition, the failure of any of us or our joint venture partners to obtain any required financing could adversely affect our ability to complete the exploration or development of any of our joint venture projects on a timely basis. This could result in the curtailment of operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our natural gas and oil reserves.

We have historically incurred losses and expect to incur additional losses in the future. It is difficult for us to forecast when we will achieve profitability, if ever.

        We have historically incurred losses from operations during our history in the oil and natural gas business. As of December 31, 2007, we had a cumulative deficit of $46.8 million. While we have developed some of our properties, most of our properties are in the exploration stage and to date we have established a limited volume of proved reserves on our properties. To become profitable, we would need to be successful in our acquisition, exploration, development and production activities, all of which are subject to many risks beyond our control. We cannot assure you that we will successfully implement our business plan or that we will achieve commercial profitability in the future. Even if we become profitable, we cannot assure you that our profitability will be sustainable or increase on a periodic basis. In addition, should we be unable to continue as a going concern, realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different from those in the financial statements included in the Company's December 31, 2007 Form 10-K, which is incorporated herein by reference. Finally, due to our limited history in the oil and natural gas business, we have limited historical financial and operating information available to help you evaluate our performance or an investment in our common stock.

We may not be able to successfully drill wells that can produce oil or natural gas in commercially viable quantities.

        We cannot assure you that we will be able to successfully drill wells that can produce commercial quantities of oil and natural gas in the future. The total cost of drilling, completing and operating a well is uncertain before drilling commences. Overruns in budgeted expenditures is a common risk that can make a particular project uneconomical. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. Our use of seismic data is subject to interpretation and may not accurately identify the presence of natural gas and oil. Further, many factors may curtail, delay or cancel drilling, including the following:

  •
  our limited history of drilling wells;

  •
  delays and restrictions imposed by or resulting from compliance with regulatory requirements;

  •
  pressure or irregularities in geological formations;

  •
  shortages of or delays in obtaining equipment and qualified personnel;

  •
  equipment failures or accidents;

  •
  adverse weather conditions;

  •
  reductions in oil and natural gas prices;

  •
  land title problems; and

  •
  limitations in the market for oil and natural gas.

        Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties. The occurrence of any of these events could negatively affect our ability to successfully drill wells that can produce oil or natural gas in commercially viable quantities.

        While our management team has considerable industry experience, we have limited experience as a company as an operator of wells. If we fail to successfully manage our drilling and exploration programs or fail to successfully operate our wells, we may not obtain sufficient revenues to earn a profit. From 2005 through December 31, 2007, we participated in drilling a total of 33 gross wells, of which 24 were completed as producing, seven were identified as dry holes, and two are waiting on completion. If we drill a disproportionate number of additional wells that we identify as dry holes in our current or future prospects, we may materially harm our business.

Our focus on exploration activities exposes us to greater risks than are generally encountered in later-stage oil and natural gas property development businesses.

        Much of our current activity involves drilling exploratory wells on properties with no proved oil and natural gas reserves. While all drilling, whether developmental or exploratory, involves risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of oil and natural gas. The economic success of any project will depend on numerous factors, including:

  •
  our ability to drill, complete and operate wells;

  •
  our ability to estimate the volumes of recoverable reserves relating to individual projects;

  •
  rates of future production;

  •
  future commodity prices; and

  •
  investment and operating costs and possible environmental liabilities.

        All of these factors may impact whether a project will generate cash flows sufficient to provide a suitable return on investment. If we experience a series of failed drilling projects, our business, results of operations and financial condition could be materially adversely affected.

The actual quantities and present value of our proved oil and natural gas reserves may be lower than we have estimated.

        This prospectus incorporates by reference estimates of our proved oil and natural gas reserves and the estimated future net revenues from these reserves. The December 31, 2007 reserve estimate was prepared by us and audited by Netherland Sewell and Associates. The process of estimating oil and natural gas reserves is complex and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Accordingly, these estimates are inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development and operating expenses, and quantities of recoverable oil and natural gas reserves most likely will vary from these estimates and vary over time. Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, results of secondary and tertiary recovery applications, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

        You should not assume that the present value of future net revenues referred to in this prospectus and the Company's December 31, 2007 Form 10-K are the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any change in consumption by oil or natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of our oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor nor does it reflect discount factors used in the market place for the purchase and sale of oil and natural gas.

We have a recent history of negative reserve revisions during the last two fiscal years, and the imprecise nature of estimating proved natural gas and oil reserves, future downward revisions of proved reserves and increased drilling expenditures without current additions to proved reserves may lead to write downs in the carrying value of our natural gas and oil properties in the future.

        We have a recent history of negative reserve revisions that occurred during the last two fiscal years. Specifically, our December 31, 2007 natural gas reserves reflected a downward revision of the December 31, 2006 reserves in the amount of 1.1 BCF, primarily as a result of the revision of reserves associated with the underperformance of one Vermillion Basin exploratory well. Our December 31,

2006 natural gas reserves reflected a downward revision of the December 31, 2005 reserves of 2.8 BCF, primarily as a result of the revision of reserves associated with our decision to discontinue exploration and development of our coalbed methane properties. Due to the imprecise nature of estimating natural gas and oil reserves as well as the potential volatility in natural gas and oil prices and their effect on the carrying value of our natural gas and oil properties, negative reserve revisions in the future may also be required as a result of factors that may negatively affect the present value of proved natural gas and oil reserves. These factors can include volatile natural gas and oil prices, downward revisions in estimated proved natural gas and oil reserve quantities, limited classification of proved reserves associated with successful wells and unsuccessful drilling activities. When reserves are found to be materially lower than we had estimated and reported, our prospects and stock price could be adversely affected.

Our reserves and production will decline, and unless we replace our oil and natural gas reserves, our business, financial condition and results of operations will be adversely affected.

        Producing oil and natural gas reserves ultimately results in declining production that will vary depending on reservoir characteristics and other factors. Thus, our future oil and natural gas production and resulting cash flow and earnings are directly dependent upon our success in developing our current reserves and finding additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

We have not insured and cannot fully insure against all risks related to our operations, which could result in substantial claims for which we are underinsured or uninsured.

        We have not insured and cannot fully insure against all risks and have not attempted to insure fully against risks where coverage is prohibitively expensive. We do not carry business interruption insurance coverage. Our exploration, drilling and other activities are subject to risks such as:

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  fires and explosions;

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  environmental hazards, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

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  abnormally pressured formations;

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  mechanical failures of drilling equipment;

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  personal injuries and death, including insufficient worker compensation coverage for third-party contractors who provide drilling services;

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  natural disasters, such as adverse weather conditions; and

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  acts of terrorism.

        Losses and liabilities arising from uninsured and underinsured events, which could arise from even one catastrophic accident, could materially and adversely affect our business, results of operations and financial condition.

We have limited control over activities in properties we do not operate, which could reduce our production and revenues and affect the timing and amounts of capital requirements.

        We do not operate all of the properties in which we have an interest. As of December 31, 2007, we owned a non-operating interest in seven producing wells in the Vermillion Basin and may acquire non-operating interests in additional wells in the future. As a result, we may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. For all of the properties that are operated by others, we are dependent on their decision-making with respect to day-to-day operations over which we have little control. The failure of an operator of wells in which we have an interest to adequately perform operations, or an operator's breach of applicable agreements, could reduce production and revenues we receive from that well. The success and timing of our drilling and development activities on properties operated by others depend upon a number of factors outside of our control, including:

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  timing and amount of capital expenditures;

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  expertise and financial resources; and

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  inclusion of other participants.

        In the first quarter of 2008, we entered into an exploration and development agreement which, among other terms, provides that our partner will be the operator of record for future wells. We will continue to have input and involvement in the timing, location, and design of the operations but our overall control of these activities will be reduced.

Our operations in North Dakota, Montana and Wyoming could be adversely affected by abnormally poor weather conditions.

        Our operations in North Dakota, Montana and Wyoming are conducted in areas subject to extreme weather conditions and often in difficult terrain. Primarily in the winter and spring, our operations are often curtailed because of cold, snow and wet conditions. Unusually severe weather could further curtail these operations, including drilling of new wells or production from existing wells, and depending on the severity of the weather, could have a material adverse effect on our business, financial condition and results of operations.

        In addition, our federal leases generally include restrictions on drilling during the period of November 15 to April 30. These restrictions are intended to protect big game winter habitat and not to restrict operations or maintenance of production facilities. To the extent that our exploration and drilling program on our federal leases cannot be completed during the period of May 1 through November 14, our drilling program may be delayed.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

        We deliver oil and natural gas through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future. Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder access to oil and natural gas markets or delay production, if any, at our wells. The availability of a ready market for our future oil and natural gas production will depend on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Any significant change in our arrangements with gathering system or pipeline owners and operators or other market factors affecting the overall infrastructure facilities servicing our properties would adversely affect our ability to deliver the oil and natural gas we produce to markets in an efficient manner.

Pipeline capacity in the Rocky Mountain region may be inadequate, and consequently, a price decrease may be more likely to affect the price received for our Rocky Mountain production more than production in other U.S. regions.

        Natural gas prices are critical to our business, and the marketability of our production will depend on the capacity of oil and natural gas gathering systems and pipelines. Oftentimes, the market price for natural gas in the Rocky Mountain region differs from the market indices for natural gas in other regions of the United States. Therefore, a price decrease may more adversely affect the price received for our Rocky Mountain production than production in the other U.S. regions. From time to time, new pipeline projects have been announced or built to transport natural gas production from the Rocky Mountain region to other markets. For example, in early 2008 the Rockies Express Pipeline, or REX, began operations and is transporting gas to the Midwest United States market and in 2009 will be extended to Eastern U.S. markets. However, there can be no assurance that REX or other future infrastructure will be sufficient to prevent large basis differentials from occurring in the future. The unavailability or insufficient capacity of pipeline facilities could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

        During the second half of 2007, basis differential between the natural gas prices in the Rocky Mountain region and the New York Mercantile Exchange, or NYMEX, settlement prices were disproportionately larger than that for other markets. We believe that this was due in part to constraints in transporting natural gas from the Rocky Mountain region to consuming markets. As a result, we chose to shut in our natural gas production during the late summer and fall of 2007. Because of our concentration of operations in the Rocky Mountain region, future differentials will have a larger affect on our natural gas revenue than that of other geographically diverse producers.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

        We use independent contractors to provide us with technical assistance and services. We rely upon the owners and operators of rigs and drilling equipment, and upon providers of field services, to drill and develop our prospects to production. In addition, we rely upon the services of other third parties to explore or analyze our prospects to determine a method in which the prospects may be developed in a cost-effective manner. Our limited control over the activities and business practices of these providers, any inability on our part to maintain satisfactory commercial relationships with them or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

Our interests are held in the form of leases that we may be unable to retain and the title to our properties may be defective.

        Our properties are held under leases, and working interests in leases. Generally, the leases we are a party to are for a fixed term, but contain a provision that allows us to extend the term of the lease so long as we are producing oil or natural gas in quantities to meet the required payments under the lease. If we or the holder of a lease fails to meet the specific requirements of the lease regarding delay rental payments, continuous production or development, or similar terms, portions of the lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or the working interests relating to leases may reduce our opportunity to exploit a given prospect for oil and natural gas production and thus have a material adverse effect on our business, results of operation and financial condition.

        It is our practice in acquiring oil and natural gas leases or interests in oil and natural gas leases not to undergo the expense of retaining lawyers to fully examine the title to the interest to be placed under lease or already placed under lease. Rather, we rely upon the judgment of oil and natural gas lease brokers or landmen who actually do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the oil and natural gas industry.

        Prior to drilling a well for oil and natural gas, it is the normal practice in the oil and natural gas industry for the person or company acting as the operator of the well to hire a lawyer to examine the title to the unit within which the proposed oil and natural gas well is to be drilled. Frequently, as a result of such examination, curative work must be done to correct deficiencies in the marketability of the title. The work entails expense and might include obtaining an affidavit of heirship or causing an estate to be administered. The examination made by the title lawyers may reveal that the oil and natural gas lease or leases are worthless, having been purchased in error from a person who is not the owner of the mineral interest desired. In such instances, the amount paid for such oil and natural gas lease or leases may be lost.

Properties that we acquire may not produce oil or natural gas as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses.

        One of our growth strategies is to pursue selective acquisitions of oil and natural gas reserves. If we choose to pursue an acquisition, we will perform a review of the target properties that we believe is consistent with industry practices. However, these reviews are inherently incomplete. Generally, it is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. We may not perform an inspection on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we may not be able to obtain effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

Our officers and directors may become subject to conflicts of interest.

        Some of our directors and officers may also become directors, officers, contractors, shareholders or employees of other companies engaged in oil and natural gas exploration and development. To the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will declare his interest and abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of oil and natural gas properties thereby allowing for their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. A particular company may assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

        In accordance with the laws of the Yukon Territory, our directors are required to act honestly, in good faith and in the best interests of our company. In determining whether or not we will participate or acquire an interest in a particular program, our officers will primarily consider the potential benefits to our company, the degree of risk to which we may be exposed and our financial position at the time.

We depend on a number of key personnel who would be difficult to replace.

        We are dependent upon the expertise of our management team, including our executive officers and other key employees. Although we have obtained "key man" insurance for our Chief Executive Officer and Chief Operating Officer, the loss of the services of our executive officers, or any other member of our management team, through incapacity or otherwise, would be costly to us and would require us to seek and retain other qualified personnel. We have entered into employment agreements with Messrs. Peterson and Catlin that contain non-compete agreements. Notwithstanding these agreements, we may not be able to retain our executive officers and may not be able to enforce all of the provisions in the employment agreements. Failure to find a suitable replacement for any member of our management team could negatively impact our ability to execute our strategy.

We have made and will continue to make substantial financial and man-power investments in order to assess and maintain our internal controls over financial reporting and our internal controls over financial reporting may be found to be deficient.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires management to assess our internal controls over financial reporting and requires our auditors to express an opinion on those controls. The auditors conducted their audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that the auditors plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Current regulations of the Securities and Exchange Commission, or SEC, requires us to include this assessment and opinion in our annual report on Form 10-K for our fiscal year ended December 31, 2007.

        We have incurred and will continue to incur significant increased costs in implementing and adhering to these requirements. In particular, the rules governing the standards that must be met for management to assess its internal controls over financial reporting under Section 404 are complex, and require significant documentation, testing and possible remediation. Our process of reviewing, documenting and testing our internal controls over financial reporting may cause a significant strain on our management, information systems and resources. We have invested in and may continue to invest in additional accounting and software systems. We have hired and continue to retain additional personnel and to use outside legal, accounting and advisory services. In addition, we have incurred additional fees from our auditors as they perform the additional services necessary for them to provide their attestation. If we are unable to favorably assess and continue to maintain the effectiveness of our internal control over financial reporting when we are required to, or if our independent auditors are unable to provide an unqualified attestation report on such assessment, we may be required to change our internal control over financial reporting to remediate deficiencies. In addition, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

We are subject to the risks associated with our prior business activities.

        Additional risks may exist because of our prior business activities. Prior to current management's acquisition of control of substantially all of our common stock, we engaged in a number of businesses, including mining operations and marketing of fire retardant operations. For a period of years prior to current management's acquisition of control of us, we had no business operations. Although current management performed a due diligence review, we may still be exposed to undisclosed liabilities resulting from the prior operations of our company and we could incur losses, damages or other costs as a result.

Our competitors include larger, better financed and more experienced companies.

        The oil and natural gas industry is intensely competitive and we must compete against larger companies that may have greater financial and technical resources than us and substantially more experience in our industry. Their competitive advantages may negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel and raise capital. Their competitive advantages may also better enable our competitors to sustain the impact of higher exploration and production costs, oil and natural gas price volatility, productivity variances among properties, overall industry cycles and other factors related to our industry.

Risks Relating to Our Industry

The oil and natural gas industry is subject to significant competition, which may increase costs or otherwise adversely affect our ability to compete.

        Oil and natural gas exploration is intensely competitive and involves a high degree of risk. In our efforts to acquire oil and natural gas producing properties, we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also conduct refining and petroleum marketing operations on a worldwide basis. Our ability to compete for oil and natural gas producing properties will be affected by the amount of funds available to us, information available to us and any standards established by us for the minimum projected return on investment. Our products will also face competition from alternative fuel sources and technologies.

Oil and natural gas are commodities subject to price volatility based on many factors outside the control of producers, and low prices may make properties uneconomic for future production.

        Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices a producer may expect and its level of production depend on numerous factors beyond its control, such as:

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  changes in global supply and demand for oil and natural gas;

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  economic conditions in the United States and Canada;

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  the actions of the Organization of Petroleum Exporting Countries, or OPEC;

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  government regulation;

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  the price and quantity of imports of foreign oil and natural gas;

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  political conditions, including embargoes, in oil- and natural gas-producing regions;

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  the level of global oil and natural gas inventories;

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  weather conditions;

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  technological advances affecting energy consumption; and

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  the price and availability of alternative fuels.

        Lower oil and natural gas prices may not only decrease revenues on a per unit basis, but also may reduce the amount of oil and natural gas that can be economically produced. Lower prices will also negatively affect the value of proved reserves.

Exploration and drilling operations are subject to significant environmental regulation, which may increase costs or limit our ability to develop our properties.

        We may encounter hazards incident to the exploration and development of oil and natural gas properties such as accidental spills or leakage of petroleum liquids and other unforeseen conditions. We may be subject to liability for pollution and other damages due to hazards that we cannot insure against due to prohibitive premium costs or for other reasons. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in some areas.

        Existing and possible future environmental legislation, regulations and actions could give rise to additional expense, capital expenditures, restrictions and delays in our activities, the extent of which we cannot predict. Regulatory requirements and environmental standards are subject to constant evaluation and may be significantly increased, which could materially and adversely affect our business or our ability to develop our properties on an economically feasible basis. Before development and production can commence on any properties, we must obtain regulatory and environmental approvals. We cannot assure you that we will obtain such approvals on a timely basis or at all. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of our operations and preclude entirely the economic development of a specific property.

A substantial or extended decline in oil and natural gas prices could reduce our future revenue and earnings.

        As with most other companies involved in resource exploration and development, we may be adversely affected by future increases in the costs of conducting exploration, development and resource extraction that may not be fully offset by increases in the price received on sale of oil or natural gas.

        Our revenues and growth, and the carrying value of our oil and natural gas properties are substantially dependent on prevailing prices of oil and natural gas. Our ability to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control. These factors include changes in global supply and demand for oil and natural gas, economic conditions in the United States and Canada, the actions of OPEC, governmental regulation, the price and quantity of imports in foreign oil and natural gas-producing regions, political conditions, including embargoes in oil and natural gas-producing regions, the level of global oil and natural gas inventories, weather conditions, technological advances affecting energy consumption and the price and availability of alternate fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on our business, financial condition and results of operations.

        Volatile oil and natural gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and natural gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

        Local, national and international economic conditions are beyond our control and may have a substantial adverse effect on our efforts. We cannot guard against the effects of these potential adverse conditions.

Our operations and demand for our products are affected by seasonal factors, which may lead to fluctuations in our operating results.

        Our operating results are likely to vary due to seasonal factors. Demand for oil and natural gas products will generally increase during the winter because they are often used as heating fuels. The amount of such increased demand will depend to some extent upon the severity of winter. Because of the seasonality of our business and continuous fluctuations in the prices of our products, our operating results are likely to fluctuate from period to period.

Conducting operations in the oil and natural gas industry subjects us to complex laws and regulations that can have a material adverse effect on the cost, manner and feasibility of doing business.

        Companies that explore for and develop, produce and sell oil and natural gas in the United States are subject to extensive federal, state and local laws and regulations, including complex tax and environmental laws and the corresponding regulations, and are required to obtain various permits and approvals from federal, state and local agencies. If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

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  water discharge and disposal permits for drilling operations;

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  drilling bonds;

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  drilling permits;

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  reports concerning operations;

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  air quality, noise levels and related permits;

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  spacing of wells;

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  rights-of-way and easements;

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  unitization and pooling of properties;

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  gathering, transportation and marketing of oil and natural gas;

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  taxation; and

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  waste transport and disposal permits and requirements.

        Failure to comply with these laws may result in the suspension or termination of operations and subject us to liabilities under administrative, civil and criminal penalties. Compliance costs can be significant. Moreover, these laws could change in ways that substantially increase the costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our business, financial condition and results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our cost of operations or our ability to execute our plans on a timely basis.

        Due to domestic drilling activity increases, particularly in fields in which we operate, a general shortage of drilling rigs, equipment, supplies and personnel has developed. As a result, the costs and delivery times of rigs, equipment, supplies or personnel are substantially greater than in previous years. From time to time, these costs have sharply increased and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development operations, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Common Stock

Our common stock has a limited trading history and has experienced price volatility.

        Our common stock has been trading on the American Stock Exchange, or AMEX, since June 21, 2006. Prior to listing on AMEX, our common stock traded on the TSX Venture Exchange, or TSX-V, beginning September 28, 2001. The volume of trading in our common stock varies greatly and may often be light, resulting in what is known as a "thinly-traded" stock. Until a larger secondary market for our common stock develops, the price of our common stock may fluctuate substantially. The price of our common stock may also be impacted by any of the following, some of which may have little or no relation to our company or industry:

  •
  the breadth of our stockholder base and extent to which securities professionals follow our common stock;

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  investor perception of our Company and the oil and natural gas industry, including industry trends;

  •
  domestic and international economic and capital market conditions, including fluctuations in commodity prices;

  •
  responses to quarter-to-quarter variations in our results of operations;

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  announcements of significant acquisitions, strategic alliances, joint ventures or capital commitments by us or our competitors;

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  additions or departures of key personnel;

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  sales or purchases of our common stock by large stockholders or our insiders;

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  accounting pronouncements or changes in accounting rules that affect our financial reporting; and

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  changes in legal and regulatory compliance unrelated to our performance.

        In addition, the stock market in general and the market for natural gas and oil exploration companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating results or asset values of those companies. These broad market and industry factors may seriously impact the market price and trading volume of our common shares regardless of our actual operating performance.

We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

        We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

Our constating documents permit us to issue an unlimited number of shares without shareholder approval.

        Our Articles of Continuation permit us to issue an unlimited number of shares of our common stock. Subject to the requirements of any exchange on which we may be listed, we will not be required to obtain the approval of shareholders for the issuance of additional shares of our common stock. In 2005, we issued 20,671,875 shares of our common stock for net proceeds of $17,879,673. In 2006, we issued 31,589,268 shares of our common stock for net proceeds of $83,209,451. We anticipate that we will, from time to time, issue additional shares of our common stock to provide working capital for future operations. Any further issuances of shares of our common stock from our treasury will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

        No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of common stock for future sales, will have on the market price of our common stock. We have several stockholders that hold a significant number of shares of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale, including by one or more of our significant stockholders or shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the fair value of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

Risks Relating to our Debt Securities

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

        Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that a market for any series of debt securities will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

Holders of debt securities may be structurally subordinated to the creditors of our subsidiary.

        Currently, our subsidiary conducts substantially all of our operations and owns substantially all of our operating assets. As a result, our ability to make required payments on our debt securities depends on the performance of our subsidiary and its ability to distribute funds to us. The ability of our subsidiary to make distributions to us may be restricted by, among other things, contractual provisions and applicable state laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of our debt securities or to repurchase our debt securities upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our debt securities. We cannot assure you that we would be able to refinance our debt securities.

A holder's right to receive payments on the debt securities is effectively subordinate to the rights of any existing and future secured creditors. Further, any guarantee of senior debt securities by a subsidiary guarantor, if any, is effectively subordinated to the subsidiary guarantor's existing and future secured indebtedness.

        Holders of our secured indebtedness and the secured indebtedness of a subsidiary guarantor, if applicable, will have claims that are prior to the claims of holders of the senior debt securities to the extent of the value of the assets securing that other indebtedness. The senior debt securities will be effectively subordinated to that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior debt securities, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior debt securities. As a result, holders of senior debt securities may receive less, ratably, than holders of secured indebtedness.

        In addition, a subsidiary will be permitted to incur additional indebtedness under the indenture governing the debt securities sold pursuant to this prospectus. As a result, holders of such debt securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness of a subsidiary. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities and holders of indebtedness or guarantees issued by our subsidiaries, will generally have priority as to the assets of our subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the debt securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged or about to engage in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, or the "Exchange Act," and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. You may also inspect the documents described herein at our principal executive offices, 1625 Broadway, Suite 250, Denver, Colorado, 80202, during normal business hours.

        In addition, we are subject to the filing requirements prescribed by the securities legislation of certain Canadian provinces. You are invited to read and copy any reports, statements or other information that we file with the Canadian provincial securities commissions, which are electronically available from the Canadian System for Electronic Document Analysis and Retrieval at http://www.sedar.com, which is commonly known by the acronym "SEDAR," the Canadian equivalent of the SEC's EDGAR system.

        Information about us is also available at our website at http://www.kodiakog.com. However, the information on our website is not, and should not be considered, a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supercede information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

  •
  Our annual report on Form 10-K for the year ended December 31, 2007;

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  Our quarterly report on Form 10-Q for the quarter ended March 31, 2008;

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  Our current reports on Form 8-K filed on January 9, 2008, March 19, 2008, March 27, 2008, April 4, 2008, May 7, 2008, May 28, 2008 and July 11, 2008;

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  The description of our common stock contained on Form 8-A that was filed with the SEC on June 20, 2006; and

  •
  All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Kodiak Oil & Gas Corp., Attn: Lynn A. Peterson, 1625 Broadway, Suite 250, Denver, Colorado 80202, telephone number (303) 592-8075. See the section of this prospectus entitled "Where You Can Find More Information" for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC's Public Reference Room.

        Any statement incorporated or deemed to be incorporated by reference shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this prospectus, constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "plans," "predict," "project," "potential," or the negative of these terms, and similar expressions intended to identify forward-looking statements.

        Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. Investors should not place undue reliance on our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading "Risk Factors" and the following:

  •
  our future financial and operating performance;

  •
  our business strategy;

  •
  the risks of the oil and natural gas industry, such as operational risks in exploring for, developing and producing oil and natural gas;

  •
  market demand;

  •
  drilling of wells;

  •
  risks and uncertainties involving geology of oil and natural gas deposits;

  •
  the uncertainty of reserves estimates and reserves life;

  •
  the uncertainty of estimates and projections relating to production, costs and expenses;

  •
  potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

  •
  our dependence on key personnel;

  •
  fluctuations in oil and natural gas prices, foreign currency exchange rates and interest rates;

  •
  health, safety and environmental risks;

  •
  uncertainties as to the availability and cost of financing;

  •
  unforeseen liabilities arising from litigation; and

  •
  the possibility that government policies or laws may change or governmental approvals may be delayed or withheld.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31,
	2003	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges(1)	$—	—	—	—	—	$—

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income before income taxes and fixed charges. "Fixed charges" include interest, whether expensed or capitalized. Earnings for the years ended December 31, 2003, 2004, 2005, 2006 and 2007 were insufficient to cover fixed charges by $257,751, $1,034,425, $1,960,390, $2,728,923, and $37,997,591, respectively. Earnings for the three months ended March 31, 2008 were insufficient to cover fixed charges by $2,558,543.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. General corporate purposes may include:

  •
  providing working capital;

  •
  funding capital expenditures; or

  •
  financing the acquisition of oil and gas properties.

        We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities. Pending application, we may temporarily invest the net proceeds that we receive from those sales or use the net proceeds to repay short-term debt.

DESCRIPTION OF COMMON STOCK

General

        We are authorized to issue an unlimited number of shares of common stock. As of July 11, 2008 there were 88,060,431 shares of our common stock issued and outstanding. Our common stock is traded on the American Stock Exchange under the symbol "KOG."

        Holders of our common stock are entitled to receive any dividends that may from time to time be declared by our board of directors. See "Risk Factors—Risks Relating to Our Common Stock—We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future." Holders of the common stock are entitled to one vote per share on all matters brought to a vote of the shareholders. Because holders of the common stock do not have cumulative voting rights, the holders of a majority of the common stock represented at a meeting can select all of the directors. At least 5% of the outstanding shares entitled to vote at a general or special meeting of our shareholders must be present in person or by proxy to satisfy the quorum requirement under our governing articles.

        Holders of our common stock have no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions for the common stock, nor is the common stock subject to calls or assessments by us. All shares of our common stock outstanding on the date of this prospectus have been legally issued and are fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all our creditors.

        The Transfer Agent and Registrar for the common stock is Computershare Investor Services Inc.

DESCRIPTION OF DEBT SECURITIES

        We will issue our debt securities under an indenture among us, as issuer, the Trustee and any Subsidiary Guarantors. The debt securities will be governed by the provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and any Subsidiary Guarantors may enter into supplements to the Indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate Indenture containing subordination provisions. The identity of the Trustee, and any Subsidiary Guarantors, will be set forth in a prospectus supplement that we will issue related to this prospectus that will describe the specific terms of any series of debt securities that we may issue that are covered by this prospectus.

        This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. References in this prospectus to an "Indenture" refer to the particular Indenture under which we may issue a series of debt securities. All references in this description to "we," "our" or "us" are to Kodiak Oil & Gas Corp. and not to any of its subsidiaries.

The Debt Securities

        Any series of debt securities that we issue:

  •
  will be our general obligations;

  •
  will be general obligations of any Subsidiary Guarantors, if any, that guarantee that series; and

  •
  may be subordinated to our senior indebtedness, with any guarantees also being subordinated to any senior indebtedness.

        The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

        We will prepare a prospectus supplement and either an indenture supplement or a resolution of our board of directors and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  any conversion or exchange provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  whether the debt securities are entitled to the benefits of any guarantees by any Subsidiary Guarantors;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  any changes to or additional Events of Default or covenants;

  •
  the subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At our option, we may make interest payments by check mailed to the registered holders of any debt securities not in global form or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

The Subsidiary Guarantees

        Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will identify any Subsidiary Guarantors and will describe the terms of any guarantee by any Subsidiary Guarantors.

        The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Subsidiary Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

        The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  upon our delivery of a written notice to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money (or a guarantee of such debt), except for any series of debt securities, other than a release resulting from a payment of such guarantees.

        If a series of debt securities is guaranteed by any Subsidiary Guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the senior indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See "Description of Debt Securities—Subordination."

Covenants

        The Indenture contains the following covenant for the benefit of the holders of all series of debt securities:

        So long as any debt securities are outstanding, we will:

  •
  for as long as we are required to file information with the SEC pursuant the Exchange Act, file with the Trustee, within 30 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

  •
  if we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 30 days after we would have been required to file with the SEC, financial statements and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

        A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

        Each of the following events will be an "Event of Default" under the Indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, by a Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, of the Subsidiary Guarantors; or

  •
  if the series of debt securities is guaranteed by the Subsidiary Guarantors:

  –
  any of the guarantees by the Subsidiary Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture;

  –
  any of the guarantees by the Subsidiary Guarantors is declared null and void in a judicial proceeding; or

  –
  any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

        If an Event of Default, other than an Event of Default with respect to us described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by any Subsidiary Guarantors, the Subsidiary Guarantors, of the default and such default is not cured (or waived) within 60 days after receipt of notice.

        If an Event of Default with respect to us described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the Indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we and any Subsidiary Guarantors are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we and any Subsidiary Guarantors have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

        If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        We may amend the Indenture without the consent of any holder of debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

  •
  provide for the assumption by a successor of our obligations under the Indenture;

  •
  add Subsidiary Guarantors with respect to any series of the debt securities;

  •
  change or eliminate any restriction on the payment of principal of, or premium, if any, on any series of subordinated debt securities;

  •
  secure any series of the debt securities or any related guarantee;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

  •
  make any change that does not adversely affect the rights under the Indenture of any holder;

  •
  add or appoint a successor or separate Trustee;

  •
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of any new series of debt securities.

        In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce any premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in other than U.S. dollars;

  •
  impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

  •
  make any change in the amendment provisions which require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  release a Subsidiary Guarantor other than as provided in the Indenture or modify such Subsidiary Guarantor's guarantee in any manner adverse to the holders.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders of any series of debt securities becomes effective, we are required to mail to all holders a notice briefly describing the amendment with respect to other holders. The failure to give, or any defect in, such notice to any holder, however, will not impair or affect the validity of the amendment with respect to other holders.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

  •
  any past default under the Indenture, subject to certain rights of the Trustee under the Indenture; except that such majority of holders may not waive a default:

  –
  in the payment of principal, premium, if any, or interest; or

  –
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance

        At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate certain of our obligations, including those:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities of that series.

        If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities.

        At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under:

  •
  covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement;

  •
  the bankruptcy provisions with respect to the Subsidiary Guarantors, if any; and

  •
  the guarantee provision described under "Events of Default" above with respect to that series of debt securities.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor, if any) or sixth bullet points under "—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, we must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or final maturity, as the case may be;

  •
  comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Subordination

        Debt securities of a series may be subordinated to our "Senior Indebtedness," which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Subsidiary Guarantors) for the repayment of borrowed money and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of ours or, if applicable, of a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors' assets, to creditors:

  •
  upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

  •
  in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

  •
  make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

  •
  make any deposit for the purpose of defeasance of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, and until,

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  we and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $50 million; and

  •
  any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the person or persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book Entry, Delivery and Form

        We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or "DTC," will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the United States Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        We will wire principal, premium, if any, and interest payments due on the global securities to DTC's nominee. We, any Subsidiary Guarantors, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, any Subsidiary Guarantors, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee, any Subsidiary Guarantors or us.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

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  an Event of Default occurs and DTC notifies the Trustee of its decision to require that all of the debt securities of a series be represented by certificated securities.

The Trustee

        We may appoint a separate trustee for any series of debt securities. We use the term "Trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale or at prices related to the prevailing market prices; or

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  at negotiated prices.

        We may also, from time to time, authorize dealers acting as our agents to offer and sell securities on the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities, for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

        We will describe any compensation we pay to underwriters or agents in connection with the offering of securities in the applicable prospectus supplement as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

        The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain participants in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by participants in the offering of more securities than we sold to them. In these circumstances, these participants would cover their over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, participants in the offering may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids in which selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above prices that might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

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  the terms of the offer;

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  the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

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  the purchase price of the securities from us;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions or other items constituting underwriters' compensation and any commissions paid to agents;

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  any initial public offering price; and

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  other facts material to the transaction.

        We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

        The validity of the debt securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, and the shares of common stock offered by this prospectus will be passed upon for us by Miller Thomson LLP, Vancouver, British Columbia. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

        Information incorporated by reference into this prospectus regarding our proved reserve estimates as of December 31, 2007 were audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers and our proved reserve estimates as of December 31, 2006 were prepared by Netherland, Sewell & Associates, Inc. Information incorporated by reference into this prospectus regarding our proved reserve estimates as of December 31, 2005, were prepared by Sproule U.S. Limited (formerly Sproule Associates, Inc.), independent petroleum engineers.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        Certain partners of Miller Thomson LLP own 121,250 common shares in the capital of the Company.